Exhibit 10.1

first AMENDMENT TO SECURED NOTE PURCHASE AGREEMENT

This FIRST AMENDMENT TO SECURED NOTE PURCHASE AGREEMENT (this “Amendment”) is entered into as of February 15, 2023, by and among JIMMY JANG, L.P., a Delaware limited partnership, BAKER TECHNOLOGIES, INC., a Delaware corporation, COMMONWEALTH ALTERNATIVE CARE, INC., a Massachusetts corporation, JUPITER RESEARCH, LLC, an Arizona limited liability company (collectively, the “Borrowers” and each a “Borrower”), TILT HOLDINGS INC., a British Columbia corporation (the “Parent”), JORDAN GEOTAS, as noteholder representative (the “Noteholder Representative”) on behalf of the Purchasers and AP Noteholders, and each of the Purchasers and AP Noteholders.

RECITALS:

A.            Borrowers, Parent, the Noteholder Representative, and the Purchasers are parties to that certain Junior Secured Note Purchase Agreement dated as of November 1, 2019 (as it may be amended, modified, or extended from time to time, the “Note Purchase Agreement”). The AP Noteholders have separately extended certain financial accommodations set forth in the Jupiter Side Letter that will be, as of the First Amendment Effective Date, evidenced by the AP Notes. Except as otherwise provided in this Amendment, all terms defined in the Loan Documents shall have the same meaning when used in this Amendment. Such defined terms are denoted in the Loan Documents and in this Amendment by initial capital letters.

B.            Borrowers have requested that the Noteholder Representative, the Purchasers and the AP Noteholders amend the Note Purchase Agreement and the other Loan Documents as provided herein. The Noteholder Representative, the Purchasers and the AP Noteholders are willing to so amend the Note Purchase Agreement and the other Loan Documents, subject to the terms and conditions of this Amendment.

AGREEMENT:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Loan Parties, the Noteholder Representative, the Purchasers, and the AP Noteholders agree as follows:

1.            ACCURACY OF RECITALS.

The parties acknowledge the accuracy of the Recitals.

2.            MODIFICATION OF LOAN DOCUMENTS.

The Loan Documents are modified, effective from and after the date first stated above, as follows:

2.1            The Note Purchase Agreement is amended and modified as follows:

2.1.1            The Note Purchase Agreement (including the Schedules and Exhibits to the extent specifically provided herein) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto.

2.2            This Amendment shall be a Loan Document and the representations, warranties and covenants of Loan Parties herein shall be treated as if made in the Note Purchase Agreement. For the avoidance of doubt, Section 10.1(b) of the Note Purchase Agreement shall apply to representations and warranties of the Loan Parties made herein and Section 10.1(d) of the Note Purchase Agreement shall apply to the covenants of the Loan Parties made herein.

2.3            Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such document as modified herein.

3.            RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.

The Loan Documents are ratified and affirmed by Loan Parties and shall remain in full force and effect as amended herein. Except for property released in accordance with a Loan Document, any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of the Loan Parties in the Loan Documents.

4.            LOAN PARTY REPRESENTATIONS AND WARRANTIES.

Loan Parties represent and warrant to the Noteholder Representative, the Purchasers and the AP Noteholders:

4.1            After giving effect to this Amendment, no Default or Event of Default under any of the Loan Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a Default or an Event of Default under the Loan Documents as modified herein, has occurred and is continuing.

4.2            On and as of the First Amendment Effective Date, the Borrowers, jointly and severally, make the representations and warranties to the Purchasers as set out in Section 4 of the Note Purchase Agreement, except as set forth on that certain Information Certificate provided to the Noteholder Representative by Borrowers and that certain Perfection Certificate provided to the Noteholder Representative by Borrowers; provided, that with respect to any representation or warranty made as of the “Closing” or the “Closing Date” in the Note Purchase Agreement or other Loan Documents, such representations and warranties shall be deemed to be made as of the First Amendment Effective Date.

5.            PURCHASER AND AP NOTEHOLDER REPRESENTATIONS AND WARRANTIES.

Purchasers and AP Noteholder represent and warrant to the Loan Parties:

5.1            On and as of the First Amendment Effective Date, each Purchaser and AP Noteholder participating in Closing, severally and not jointly, makes the representations, warranties and covenants set out in Sections 5.1, 5.2, 5.3, 5.4, 5.5, and 5.11 of the Note Purchase Agreement; provided, that for purposes of such representations and warranties, Purchaser shall include AP Noteholder, and with respect to any representation or warranty made as of the “Closing” or the “Closing Date” in the Note Purchase Agreement or other Loan Documents, such representations and warranties shall be deemed to be made as of the First Amendment Effective Date.

6.            CONDITIONS TO EFFECTIVENESS OF AMENDMENT.

6.1            The obligations of Purchasers and AP Noteholders to consummate the transactions contemplated by this Amendment and the Note Purchase Agreement shall be subject to the fulfillment of Purchasers’ and AP Noteholders’ waiver, at or prior to the Closing, of each of the following conditions, in each case in a manner and in form and substance satisfactory to the Noteholder Representative (such date, the “First Amendment Effective Date”):

6.1.1           The Loan Parties shall have delivered to the Noteholder Representative each agreement, instrument, document, certificate, opinion and other item required by Noteholder Representative in its sole discretion to effectuate the intent of this Amendment, including those described in the closing checklist.

6.1.2           This Amendment, the AP Notes, the Warrants, and each other Loan Document required to be delivered hereunder shall have been duly executed and delivered by the Loan Parties, and, as applicable, the Noteholder Representative, the Purchasers and AP Noteholders, and shall be in full force and effect.

6.1.3           With respect to the Senior Loan, the Loan Parties shall have delivered to Noteholder Representative evidence of the payment in full and cancellation of such Indebtedness, including terminations of UCC financing statements filed in connection with such Indebtedness.

6.1.4           The Loan Parties shall have delivered to the Noteholder Representative such UCC financing statements and intellectual property security agreements, suitable in form and substance for filing in all places required by applicable Law to perfect the Liens of Noteholder Representative under the Security Agreement, and such other documents and/or evidence of other actions as may be necessary under applicable Law to perfect the Liens of Noteholder Representative under the Security Agreement as to the Collateral as Noteholder Representative may require.

6.1.5           All corporate action necessary for the valid execution, delivery and performance by the Loan Parties of this Amendment and any other Loan Documents executed in connection herewith shall have been duly and effectively taken and evidence thereof shall have been provided to the Noteholder Representative.

6.1.6           The Noteholder Representative shall have received such opinions from the Loan Parties’ respective counsel as the Noteholder Representative shall request, in each case in form and substance satisfactory to the Noteholder Representative.

6.1.7           No Event of Default shall have occurred and be continuing, or would occur or be deemed to have occurred after giving effect to the modification described herein or the transactions contemplated hereby.

6.2            The obligations of the Loan Parties to consummate the transactions contemplated by this Amendment and the Note Purchase Agreement shall be subject to the fulfillment or waiver by the Purchasers and AP Noteholders, at or prior to the Closing, of each of the following conditions:

6.2.1            This Amendment and each other Loan Document required to be delivered hereunder shall have been duly executed and delivered by the Purchasers and AP Noteholders, and, as applicable, the Loan Parties, and shall be in full force and effect.

7.            LOAN PARTIES COVENANTS.

Loan Parties covenant with the Noteholder Representative:

7.1            Loan Parties shall execute, deliver, and provide to the Noteholder Representative such additional agreements, documents, and instruments as reasonably required by the Noteholder Representative to effectuate the intent of this Amendment.

7.2            Loan Parties shall make commercially reasonable efforts to deliver to Noteholder Representative, within thirty (30) Business Days after the First Amendment Effective Date, DACAs with the bank(s) at which it maintains its primary operating accounts, in form and substance reasonably satisfactory to Noteholder Representative.

7.3            Loan Parties shall make commercially reasonable efforts to deliver to Noteholder Representative, within thirty (30) Business Days after the First Amendment Effective Date, landlord lien waivers and/or bailee agreements from each lessor, warehouseman, processor, consignee, or other Person having possession of, having a lien upon, or having rights or interests in any Loan Party’s books and records, equipment, fixed assets, or inventory, in each case in form and substance reasonably satisfactory to Noteholder Representative.

7.4            Loan Parties shall deliver to Noteholder Representative, within thirty (30) Business Days after the First Amendment Effective Date, updated UCC searches of the appropriate filing offices and UCC terminations, releases, and/or amendments to show that: (i) no UCC financing statements have been filed and remain in effect against the Loan Parties relating to the Collateral except those financing statements filed by Noteholder Representative and with respect to Permitted Liens, and (ii) Noteholder Representative has duly filed all UCC financing statements necessary to perfect the security interest in the Collateral created pursuant to the Loan Documents.

7.5            Loan Parties shall deliver to Noteholder Representative, within thirty (30) Business Days after the First Amendment Effective Date, updated intellectual property searches of the appropriate filing offices and lien terminations, releases, and/or amendments to show that (i) no intellectual property assignments or security agreements have been recorded or filed and remain in effect against the Loan parties relating to the Collateral except those intellectual property assignments and security agreements recorded or filed by Noteholder Representative and with respect to Permitted Liens, and (ii) Noteholder Representative has duly recorded or filed, as the case may be, all intellectual property assignments and/or security agreements deemed necessary by Noteholder Representative to perfect the security interest in the intellectual property created pursuant to the Loan Documents.

7.6            Loan Parties shall deliver to the Noteholder Representative, within thirty (30) Business Days after the First Amendment Effective Date (a) original certificates representing all of Equity Interests (to the extent not constituting an Equity Interest of an Immaterial Subsidiary) pledged to the Noteholder Representative pursuant to the Pledge Agreement or the Security Agreement, in each case accompanied by a duly executed, undated stock or transfer power in respect thereof, and (b) originals of the promissory notes and other instruments pledged to the Noteholder Representative pursuant to the Pledge Agreement or the Security Agreement, in each case endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof

7.7            Loan Parties shall pay to the Noteholder Representative, within fifteen (15) Business Days after submission of a written invoice, the fees, costs, and expenses incurred by the Noteholder Representative in connection with this Amendment, including, without limitation, any reasonable fees and expenses of counsel for the Noteholder Representative.

7.8            In consideration of the benefits provided by the Noteholder Representative through the Note Purchase Agreement and this Amendment, by executing this Amendment, Loan Parties hereby fully, finally, and absolutely and forever release and discharge the Noteholder Representative and each of the Purchasers, together with their respective present and former directors, shareholders, officers, employees, agents, representatives, attorneys, successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns, from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of the Loan Parties and, whether now known or unknown to the Loan Parties, and whether contingent or matured: (i) in respect of any of the Loan Documents, or the actions or omissions of the Noteholder Representative or any Purchaser occurring prior to the date of this Amendment in respect of the Loan Documents, or any duties under the Loan Documents; and (ii) arising from events occurring prior to the date of this Amendment with respect to the Loan Documents. Loan Parties acknowledge that they have been informed by their attorneys, and are aware of and familiar with the general principle of law which provides that a general release does not extend to claims which a creditor does not know or suspect to exist in such person’s favor at the time of executing the release, which if known by it must have materially affected his settlement with a debtor (the “Unknown Claims”). To the extent applicable, each of Loan Parties expressly waive and relinquish all rights and benefits it may have under the principle of law relating to the release of Unknown Claims.

8.            AMENDMENT TO JUPITER CREDIT FACILITY.

On or before February 23, 2023, the Noteholder Representative will in good faith (A) review and negotiate a consent to an amendment of the Jupiter Credit Facility under which (i) the maximum loan availability will be increased to up to $16,500,000, (ii) Parent will guaranty payment of up to $6,000,000 of the principal amount of the Jupiter Credit Facility, plus interest thereon, plus costs of enforcement thereof, and (iii) Parent will grant a second priority security interest in the assets of Parent to secure Parent’s obligations under such guaranty, and (B) negotiate and enter into an amendment of the Subordination Agreement reflecting such guaranty and security interest and the AP Notes, provided that, in each case such documents must be in form and substance acceptable to the Noteholder Representative.

9.            EXECUTION AND DELIVERY OF AMENDMENT BY NOTEHOLDER REPRESENTATIVE, THE PURCHASERS, ET AL.

None of the Noteholder Representative, the Purchasers or the AP Noteholders shall be bound by this Amendment until the date on which such Persons have executed and delivered this Amendment.

10.            ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

The Loan Documents as amended herein contain the entire understanding and agreement of Loan Parties, the Noteholder Representative, the Purchasers and the AP Noteholders in respect of the Notes and the AP Notes and supersede all prior representations, warranties, agreements, arrangements, and understandings.

11.            BINDING EFFECT.

The Loan Documents as amended herein shall be binding upon, and inure to the benefit of, Loan Parties, the Noteholder Representative, the Purchasers, the AP Noteholders and their respective successors and assigns.

12.            CHOICE OF LAW.

This Amendment shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.

13.            COUNTERPART EXECUTION.

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

BORROWERS:

JIMMY JANG, L.P., a Delaware limited partnership

By:	JIMMY JANG HOLDINGS INC., a British Columbia corporation, its general partner

	By:	/s/ Gary F. Santo, Jr.
Name: Gary F. Santo, Jr.
Title: President

Address:
2801 E CAMELBACK RD, SUITE 180, PHOENIX, AZ, 85016 Attn: Legal Department Email: [***]

BAKER TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Gary F. Santo, Jr.
Name: Gary F. Santo, Jr.
Title: President

Address:
2801 E CAMELBACK RD, SUITE 180, PHOENIX, AZ, 85016 Attn: Legal Department Email: [***]

Signature Page to First Amendment to Secured Note Purchase Agreement

COMMONWEALTH ALTERNATIVE CARE, INC., a Massachusetts corporation

By:	/s/ Gary F. Santo, Jr.
Name: Gary F. Santo, Jr.
Title: President

Address:
2801 E CAMELBACK RD, SUITE 180, PHOENIX, AZ, 85016 Attn: Legal Department Email: [***]

JUPITER RESEARCH, LLC, an Arizona limited liability company

By:	/s/ Gary F. Santo, Jr.
Name: Gary F. Santo, Jr.
Title: Chief Executive Officer

Address:
2801 E CAMELBACK RD, SUITE 180, PHOENIX, AZ, 85016 Attn: Legal Department Email: [***]

Signature Page to First Amendment to Secured Note Purchase Agreement

PARENT:

TILT HOLDINGS INC., a British Columbia corporation

By:	/s/ Gary F. Santo, Jr.
Name: Gary F. Santo, Jr.
Title: Chief Executive Officer

Address:
2801 E CAMELBACK RD, SUITE 180, PHOENIX, AZ, 85016 Attn: Legal Department Email: [***]

Signature Page to First Amendment to Secured Note Purchase Agreement

NOTEHOLDER REPRESENTATIVE:

/s/ Jordan Geotas
JORDAN GEOTAS

Signature Page to First Amendment to Secured Note Purchase Agreement

PURCHASERS:

MAK ONE, LLLP, an Arizona limited liability limited partnership

By:	Dragon Wise, LLC,
an Arizona limited liability company
Its: General Partner

	By:	/s/ Mark Scatterday
Name: Mark Scatterday
Title: Sole Member

Signature Page to First Amendment to Secured Note Purchase Agreement

PURCHASER:

RHC 3, LLLP, an Arizona limited liability limited partnership

By:	/s/ Robert Crompton
Name: Robert Crompton
Title: General Partner

Signature Page to First Amendment to Secured Note Purchase Agreement

PURCHASER:

/s/ Deyong Wang
DEYONG WANG

Signature Page to First Amendment to Secured Note Purchase Agreement

PURCHASER:

/s/ Daniel Santy
DANIEL SANTY

Signature Page to First Amendment to Secured Note Purchase Agreement

PURCHASER:

/s/ Jordan Geotas
JORDAN GEOTAS

Signature Page to First Amendment to Secured Note Purchase Agreement

PURCHASER:

CALLISTO COLLABORATIONS LLC, a Washington limited liability company

By:	/s/ Adam Draizin
Name: Adam Draizin
Title: Manager

Signature Page to First Amendment to Secured Note Purchase Agreement

AP NOTEHOLDER:

MAK ONE, LLLP, an Arizona limited liability limited partnership

By:	Dragon Wise, LLC,
an Arizona limited liability company
Its: General Partner

	By:	/s/ Mark Scatterday
Name: Mark Scatterday
Title: Sole Member

Signature Page to First Amendment to Secured Note Purchase Agreement

AP NOTEHOLDER:

RHC 3, LLLP, an Arizona limited liability limited partnership

By:	/s/ Robert Crompton
Name: Robert Crompton
Title: General Partner

Signature Page to First Amendment to Secured Note Purchase Agreement

AP NOTEHOLDER:

/s/ Deyong Wang
DEYONG WANG

Signature Page to First Amendment to Secured Note Purchase Agreement

AP NOTEHOLDER:

/s/ Daniel Santy
DANIEL SANTY

Signature Page to First Amendment to Secured Note Purchase Agreement

AP NOTEHOLDER:

/s/ Jordan Geotas
JORDAN GEOTAS

Signature Page to First Amendment to Secured Note Purchase Agreement

AP NOTEHOLDER:

CALLISTO COLLABORATIONS LLC, a Washington limited liability company

By:	/s/ Adam Draizin
Name: Adam Draizin
Title: Manager

Signature Page to First Amendment to Secured Note Purchase Agreement

Exhibit A

Conformed SECURED Note Purchase Agreement

EXECUTION VERSIONCONFORMED Secured Note Purchase Agreement, dated as of November 1, 2019, as amended by First Amendment to Secured Note Purchase Agreement, dated as of February 15, 2023 THE INDEBTEDNESS EVIDENCED HEREBY IS SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF NOVEMBER 1, 2019 AMONG, JIMMY JANG, L.P., A DELAWARE LIMITED PARTNERSHIP, BAKER TECHNOLOGIES, INC., A DELAWARE CORPORATION, COMMONWEALTH ALTERNATIVE CARE, INC., A MASSACHUSETTS CORPORATION, JUPITER RESEARCH, LLC, AN ARIZONA LIMITED LIABILITY COMPANY, THE SUBORDINATED CREDITORS PARTY THERETO, NR 1, LLC, AS NOTEHOLDER REPRESENTATIVE PURSUANT TO THE SENIOR PURCHASE AGREEMENT (AS DEFINED IN THE SUBORDINATION AGREEMENT), AND THE OTHER PERSONS PARTY THERETO, TO THE HOLDERS OF THE SENIOR INDEBTEDNESS (AS DEFINED IN THE SUBORDINATION AGREEMENT); AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT JUNIOR SECURED NOTE PURCHASE AGREEMENT This Junior Secured Note Purchase Agreement (this “Agreement”), dated as of November 1, 2019, is entered into among JIMMY JANG, L.P., a Delaware limited partnership (“Jimmy Jang”), BAKER TECHNOLOGIES, INC., a Delaware corporation (“Baker”), COMMONWEALTH ALTERNATIVE CARE, INC., a Massachusetts corporation (“CAC”), JUPITER RESEARCH, LLC, an Arizona limited liability company (“Jupiter”), and each of the undersigned parties executing this agreement as a Borrower (collectively, with their respective successors and assigns, and together with Jimmy Jang, Baker, CAC and Jupiter, collectively, the “Borrowers” and each a “Borrower”), TILT HOLDINGS INC., a British Columbia corporation (the “Parent”), Jordan GeotasJORDAN GEOTAS, as noteholder representative (the “Noteholder Representative”) on behalf of the purchasers (each, individually a “Purchaser,” and collectively, the “Purchasers”) named on the Schedule of Purchasers attached hereto as Schedule 1 (the “Schedule of Purchasers”),”) and the Purchasers.AP Noteholders named on the Schedule of AP Noteholders attached hereto as Schedule 2. For greater certainty, the term “Purchasers” on any given date shall mean the holders of Notes (as herein defined) as of such date of determination. WHEREAS, the Borrowers wish to issueissued to the Purchasers in exchange for the release and satisfaction of (i) the obligations of Jupiter and certain Affiliates to pay the “Purchase Price Holdback Amount” under that certain Amended and Restated Agreement and Plan of Merger, dated as of January 11, 2019, as amended, restated, supplemented or otherwise modified from time to time and (ii) certain other payment obligations to the “Sellers” under the Amended and Restated Agreement and Plan of Merger, dated as of January 11, 2019, as amended, restated, supplemented or otherwise modified from time to time (the amount in clause (i) and certain interest owing as more specifically set forth in the Side Letter (defined below) are collectively referred to herein as the “Obligations to Jupiter Sellers”), junior secured promissory notes (the “Junior “Seller Loan”).

2 WHEREAS, the Borrowers are contemporaneously enteringentered into a Senior Secured Note Purchase Agreement with NR 1, LLC, as the “Noteholder Representative” thereunder (referred to herein as the “Senior Noteholder Representative”) and the Purchasers as defined therein (referred to herein as the “Senior Purchasers”), pursuant to which the Senior Purchasers thereunder are providing a senior secured credit facility to the Borrowers (the “Senior Loan”). For clarification, upon the First Amendment Effective Date, all amounts due and owing the Senior Purchasers under the Senior Loan have been paid in full. As a result of such payment in full, the Seller Loan is no longer subordinated in any respects to the Senior Loan or obligations relating thereto. WHEREAS, the Noteholder Representative and each Purchaser under this Agreement has agreed to subordinate payment of the Junior Loan to payment in full of the Senior Loan and has agreed to subordinate any liens securing the Junior Loan to the liens securing the Senior Loan, pursuant to a the Subordination Agreement (as herein defined). NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows: 1. Definitions. Capitalized terms not otherwise defined in this Agreement will have the meanings set forth in this Section 1. 1.1 “Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the Equity Interests of any Person or otherwise causing any Person to become a Subsidiary of a Loan Party, or (c) a merger or consolidation or any other combination with another Person. 1.11.2 “Affiliate” shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the specified Person. For the purposes of this definition, “Control” shall mean the possession, directly or indirectly, of more than fifty percent (50%) of the voting equity interests and the right to exercise same. The terms “Controlling” and “Controlled” have meanings correlative thereto. 1.21.3 “Agreement” has the meaning set forth in the preamble to this Agreement. 1.4 “AP Noteholder” means each of the holders of AP Notes as described on Schedule 2. 1.5 “AP Notes” means the one or more promissory notes issued to each AP Noteholder, the form of which is attached hereto as Exhibit B. For clarity, the AP Notes represent the obligation referred to in the Jupiter Side Letter as the “Jupiter Payable”. 1.31.6 “Applicable Securities Legislation” means, at any time, all U.S. (federal and state) and Canadian securities laws and the respective rules and regulations under such laws together with applicable published fee schedules, prescribed forms, policy statements,

3 national or multilateral instruments, orders, blanket rulings and other applicable regulatory instruments of the securities regulatory authorities and all rules and policies of the Exchange applicable to the Parent or to which it is subject. 1.41.7 “Baker” has the meaning set forth in the preamble to this Agreement. 1.8 “Bankruptcy Code” means Title 11 of the United States Code, as in effect from time to time. 1.9 “Board” means the Board of Directors of the Parent as that term is used in the applicable Constating Documents of Parent (or such other similar reference). 1.51.10“Borrowers” has the meaning set forth in the preamble to this Agreement. 1.61.11“Business Day” means any day of the year, other than a Saturday, Sunday or other day on which banks are required or authorized to close in Phoenix, Arizona or Boston, Massachusetts. 1.71.12“CAC” has the meaning set forth in the preamble to this Agreement. 1.81.13“Canadian Security Agreement” means that certain Amended and Restated Security Agreement entered into by the Parent and the Noteholder Representative, dated the First Amendment Effective Date. 1.14 “Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP. 1.15 “CGSF Group” means CGSF Group, LLC, a Delaware limited liability company. 1.91.16“Change of Control” means (i)a) when any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding any “person” or “group” that includes the Noteholders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the Equity Interests of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); or (ii) (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent

4 governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (but excluding from such majority, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors), in each case other to the extent occurring in accordance with the terms of this Agreement.than to the extent occurring in accordance with the terms of this Agreement; or (c) the Noteholder Representative has designated up to two (2) persons to be current members of board or equivalent governing body and that board or body ceases to include such persons designated by the Noteholder Representative. For the avoidance of doubt, and notwithstanding anything in this definition to the contrary, (i) changes in the identity of one or more Noteholder Designees, (ii) the failure by the Noteholder Representative to designate current Noteholder Designees, and (iii) any vacancies on the board which Parent is working to fill pursuant to Section 6.20(a) will not constitute a Change in Control. 1.101.17 “Closing” has the meaning set forth in Section 3.1 of this Agreement. 1.111.18 “Commission” means the United States Securities and Exchange Commission. 1.121.19 “Common StockShares” means the Parent’s common shares, without par value. 1.131.20 “Consideration” means the Noteholder RepresentativesRepresentative’s, the Purchasers’ and the PurchasersAP Noteholders’ release of the Obligations to Jupiter Sellers set forth in Section 32.3 hereof. 1.141.21 “Constating Documents” means: (a) with respect to a corporation, its constitution, articles or certificate of incorporation, amalgamation or continuance or other similar documents and its by-laws (if any); and (b) with respect to a limited liability company or limited partnership, its articles or certificate of formation or limited partnership, as the case may be, and its limited liability company or limited partnership agreement, as the case may be, in each case as amended or supplemented from time to time. 1.22 “CSA” has the meaning given such term in Section 11.13 of this Agreement. 1.151.23 “DACA Bank” has the meaning given to such term in Section 6.1517 of this Agreement.

5 1.161.24 “DACAs” mean the deposit accountDeposit Account or Securities Account control agreements entered into or to be entered into in respect of the bank accountsDeposit Accounts or Securities Accounts, as the case may be, of the Parent, the Borrowers and the Guarantors in favor of the Noteholder Representative for the benefit of the Noteholder Representative and the Purchasers, in form and substance reasonably satisfactory to the Noteholder Representative and the Noteholder Representative, and “DACA” means any one of them. 1.25 “Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default. 1.26 “Deposit Account” means any deposit account (as that term is defined in the Uniform Commercial Code as in effect in the State of Arizona). 1.171.27 “Disposition” means the sale, transfer, license, lease or other disposition of any Collateral (as defined in the Security Agreements) by any Loan Party (including any Equity Interests owned by such Person). 1.181.28 “Disqualification Event” has the meaning given to such term in Section 4.1617 of this Agreement. 1.191.29 “DTC” has the meaning given to such term in Section 1011.14(c) of this Agreement. 1.30 “EBITDA” means, with respect to any fiscal period and with respect to Parent and its consolidated Subsidiaries determined, in each case, on a consolidated basis in accordance with GAAP, (a) the consolidated net income (or loss), minus (b) without duplication, the sum of (i) interest income and (ii) unusual or non-recurring gains for such period to the extent included in determining consolidated net income (or loss) for such period, plus (c) without duplication, to the extent deducted in determining consolidated net income (or loss) for such period, the sum of (i) unusual or non-recurring losses, (ii) Interest Expense, (iii) income taxes, and (iv) depreciation and amortization. 1.201.31 “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing. 1.32 “Ermont Transaction” means the transaction contemplated by the Assignment Agreement, by and between SH Finance Company, LLC and Teneo Fund SPVi LLC, dated as of February 22, 2021. 1.211.33 “Event of Default” has the meaning given to such term in Section 9.1 of this Agreement. 1.34 “Event of Loss” means, with respect to any property, any of the following: (a) any loss, destruction or damage of such property; or (b) any condemnation, seizure or

6 taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property. 1.221.35 “Exchange” means the Canadian SecuritiesNEO Exchange. 1.231.36 “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder. 1.241.37 “Excluded Obligations” means the “Excluded Obligations” as defined in the Jupiter Side Letter., other than the “Jupiter Payable” (it being understood that the obligations under the AP Notes are not Excluded Obligations). 1.251.38 “FCPA” has the meaning given to such term in Section 4.2021 of this Agreement. 1.39 “Federal Cannabis Law” means any U.S. federal laws, civil, criminal or otherwise, that is directly or indirectly related to the cultivation, harvesting, production, marketing, distribution, sale and possession of cannabis, marijuana or related substances or products containing cannabis, marijuana or related substances, including the prohibition on drug trafficking under the CSA, the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957 and 1960. 1.261.40 “Financial Statements” has the meaning given to such term in Section 4.1920 of this Agreement. 1.41 “First Amendment” means that certain First Amendment to this Agreement, dated as of the First Amendment Effective Date. 1.42 “First Amendment Effective Date” means February 15, 2023. 1.43 “Fixed Charge Coverage Ratio” means, with respect to any fiscal period and with respect to Parent and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP, the ratio of (a) Parent EBITDA as of such date minus Unfinanced Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, to (b) Fixed Charges for such period. 1.44 “Fixed Charges” means, as of the date of determination and with respect to Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, for the 12-month period most recently ended, the sum, without duplication, of (a) Interest Expense required to be paid (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense) during such period, (b) scheduled principal payments in respect of Indebtedness that are required to be paid during such period and (c) all distributions, dividends, and payments for redemption of shares of capital stock and similar equity interests made during such period. Notwithstanding the foregoing,

7 for fiscal year 2023 and beginning with June 30, 2023, Fixed Charges will be calculated on a year-to-date annualized basis (rather than using the 12-month period most recently ended) as follows: determinations at: (a) June 30, 2023 would use Fixed Charges for the first two fiscal quarters of 2023, multiplied by 2, (b) the third fiscal quarter of 2023 would use Fixed Charges for the first three fiscal quarters of 2023 multiplied by 1.33; and (c) the fourth fiscal quarter of 2023 and thereafter would use Fixed Charges for the 12-month period most recently ended. 1.45 “GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time. 1.271.46 “Governmental Authority” means any national, supranational, federal, state, county, provincial, local, municipal or other government or political subdivision thereof, whether domestic or foreign, and any agency, authority, commission, ministry, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any such government. 1.281.47 “Guarantor(s)” means the Parent and each Subsidiary executing a Guaranty. For greater certainty all Subsidiaries of the Parent, direct and indirect existing now or in the future, other than Immaterial Subsidiaries shall be required to enter into Guarantees on forms equal to the then existing Guarantees. 1.291.48 “Guaranty” means, collectively, those certain Guarantees executed and delivered by any Guarantor from time to time party hereto, as amended, restated, supplemented or otherwise modified from time to time. 1.1 “IFRS” means International Financial Reporting Standards. 1.49 “HRBL Equity Interests” means those certain 36,967 shares of Class B Common Stock of HERBL, Inc., a California corporation, and such further shares that may be issued pursuant to that certain Side Letter Agreement by and between HERBL, Inc. and Baker, dated June 7, 2021. 1.301.50 “Immaterial Subsidiary” means a Subsidiary of the Parent that at all times during and throughout the term of this Agreement (a) has total assets equal to less than of two percent (2%) of the consolidated total assets of the Parent and its Subsidiaries or total revenues equal to less than of two percent (2%) of the consolidated total revenues of the Parent and its Subsidiaries (based upon and as of the date of delivery of the most recent consolidated financial statements of the Parent; ); and (b) does not own Equity Interests in any Subsidiary that is not an Immaterial Subsidiary; provided that the total assets or total revenues of all the Subsidiaries that are Immaterial Subsidiaries shall not exceed ten percent (10%) of the consolidated total assets or total revenues, as the case may be, of the Parent and its Subsidiaries. For the avoidance of doubt, the parties hereto agree that White Haven RE, LLC shall be deemed to be an Immaterial Subsidiary. Each Immaterial Subsidiary is listed in Schedule 1.50 of the Information Certificate.

8 1.311.51 “Indebtedness” of any Person means, without duplication, (a) all indebtedness for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) obligations with respect to capital leases, (but not any leases in connection with sale-leaseback transactions including, without limitation, the White Haven Sale-Leaseback or the sale-leaseback of the Borrower’s property located at 30 Mozzone Boulevard, Taunton, MA), (c) all obligations to pay the deferred purchase price of property or services (including, without limitation, third party vendor services), (other than trade payables incurred in the ordinary course of such Person’s business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker’s acceptances issued for the account of such Person, (f) all derivative obligations of such Person, (g) all contingent liabilities in respect of any of the foregoing Indebtedness, (h) any of the foregoing Indebtedness of any partnership or joint venture of which such Person is a general partner or joint venturer, (i) any guarantee of any of the foregoing Indebtedness of others, and (j) all obligations to make any payment in connection with any warrants or any other Equity Interests including any put, redemption and mandatory dividends, of such Person or any Affiliate thereof. 1.52 “Indebtedness Threshold” means (a) at all times prior to the first anniversary of the Closing, $250,000, and (b) from the first anniversary of the Closing and at all times after, $500,000; provided that upon the occurrence and during the continuation of an Event of Default on or after the first anniversary of the Closing, then “Indebtedness Threshold” will at all times mean $250,000. 1.321.53 “Indemnitee” has the meaning set forth in Section 1011.1(b) of this Agreement. 1.331.54 “Information Certificate” has the meaning given to such term in Section 4 of this Agreement. 1.55 “Interest Expense” means, for any period, the aggregate of the interest expense of Parent and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP. 1.341.56 “Inventory” means all of the Borrowers’ and each other Loan Party’s present and hereafter acquired inventory (as defined in the Uniform Commercial Code as in effect in the State of Arizona) including all merchandise and inventory in all stages of production (from raw materials through work-in-process to finished goods), and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping of the foregoing, and all proceeds of any of the foregoing. 1.351.57 “Jimmy Jang” has the meaning set forth in the preamble to this Agreement.

9 1.361.58 “Jupiter” has the meaning set forth in the preamble to this Agreement. 1.59 “Jupiter Credit Facility” means an asset-backed the credit facility, with pursuant to the terms of that certain Loan and Security Agreement between Jupiter ResearchCredit Facility Lender, Jupiter, as the borrower, obtained on commercially reasonable terms and with the prior written consent of Borrower, dated as of July 21, 2021, and certain guarantors thereto, as may be amended or modified from time to time in writing to the extent permitted hereunder. 1.60 “Jupiter Credit Facility Lender” means Entrepreneur Growth Capital LLC, a Delaware limited liability company. 1.371.61 “Jupiter Credit Facility Loan Cap Amount” means, at any time outstanding, (a) from the First Amendment Effective Date until the date set forth in clause (b) hereof, U.S. $10,500,000 or (b) from the date upon which an amendment to the Jupiter Credit Facility and an amendment to (or an amended and restated) Subordination Agreement becomes effective, each in a form and substance acceptable to and executed by Noteholder Representative (which consent will not be unreasonably withheld, conditioned or delayed)., U.S. $16,500,000. 1.381.62 “Jupiter Side Letter” means that certain letter agreement, dated on or about the date hereof, November 1, 2019, between Jordan Geotas, as sellers’ representative, and the Parent. 1.391.63 “Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law; provided, however, that the term “Laws” expressly excludes the Controlled Substances Act, 21 USC 801 et seq.,CSA, as it applies to marijuana (including any implementing regulations, orders, rules, decrees and schedules in effect at the relevant time) and any other U.S. federal laws, rules, regulation ordinance, order, code, judgment, decree, directive, injunction, writ or similar action or decision regarding marijuana, generally, or which is predicated upon a violation of the Controlled Substances ActCSA as it applies to marijuana. 1.64 “Leverage Ratio” means, as of any date of determination, the result of (a) the amount of Parent’s and its consolidated Subsidiaries’ Indebtedness as of such date, to (b) Parent EBITDA. 1.401.65 “Lien” means, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance.

10 1.66 “Liquidity” means, the sum of all cash and cash equivalents of the Loan Parties, on a consolidated basis that is, if required by Noteholder Representative, subject to DACAs or otherwise subject to security interests in favor of the Noteholder Representative, but only if such DACAs or security interests can be obtained through the exercise of commercially reasonable efforts by the Loan Parties. 1.411.67 “Loan Documents” means, collectively, this Agreement, the Notes, the AP Notes, the Guarantees, the Security Agreements, the Pledge Agreement, the Subordination Agreement, the Warrants, and each other agreement, instrument, document and certificate executed and delivered to, or in favor of, Noteholder Representative and the Purchasers in connection with this Agreement. 1.421.68 “Loan Parties” means, collectively, the Borrowers, Parent and each other Guarantor. 1.2 “Lockbox Account” has the meaning set forth in Section 6.15 of this Agreement. 1.3 “Lockbox Agreement” means such lockbox agreement as may be entered by CAC, the Noteholder Representative and a bank in respect of CAC’s operating account after the date of this Agreement. 1.4 “Lockbox Bank” has the meaning set forth in Section 6.15 of this Agreement. 1.431.69 “Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, operations or financial condition of the Loan Parties taken as a whole, or (b) the consummation of the issuance of the Notes; or, (c) the ability of any Borrower or any other Loan Party to perform its Obligations pursuant to this Agreement or any other Loan Document, (d) the validity, binding effect or enforceability against any Borrower or any other Loan Party of any Loan Document to which it is a party, or (e) the rights or remedies available to, or conferred upon, the Noteholder Representative or any Purchaser under any Loan Documents; provided, however, that in no event shall there be a Material Adverse Effect as a result of the fact or effect of the Controlled Substances Act, 21 USC 801 et seq.,CSA, as it applies to marijuana (including any implementing regulations, orders, rules, decrees and schedules in effect at the relevant time) and any other U.S. federal laws, rules, regulation ordinance, order, code, judgment, decree, directive, injunction, writ or similar action or decision regarding marijuana, generally, or which is predicated upon a violation of the Controlled Substances ActCSA, as it applies to marijuana. 1.70 “Material Subsidiary” means those Subsidiaries of the Parent listed on Schedule 1.70 as set forth in the Information Certificate. 1.71 “Maturity Date” means, (a) with respect to each Note issued under this Agreement, the date thatthe Notes, February 15, 2026 and (b) with respect to the AP Notes, February 15, 2027.

11 1.441.72 “Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments as and when received by the Person making a Disposition, as well as insurance proceeds (excluding proceeds of business interruption insurance coverage), condemnation and similar awards received on account of an Event of Loss, and the proceeds of any issuance of debt or equity, net of: (a) in the event of a Disposition (i) the direct costs relating to such Disposition excluding amounts payable to any Loan Party, (ii) taxes paid or payable as a result thereof (and related tax distributions with respect to taxes actually paid or payable as a result thereof), and (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is forty-two (42) months following the date of this Agreementthe subject of such Disposition; (b) in the event of an Event of Loss, (i) all money actually applied to repair or reconstruct the damaged property or property affected by the condemnation or taking, (ii) all of the costs and expenses (including taxes) reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments; and (c) in respect of any issuance of equity or incurrence of Indebtedness, cash proceeds (including cash proceeds as and when received in respect of non-cash proceeds received or receivable in connection with such issuance), net of underwriting discounts or arrangement or other similar fees and reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of a Loan Party. 1.451.73 “NI 45-106” means National Instrument 45-106 “Prospectus Exemptions”. 1.461.74 “Noteholder Representative” has the meaning set forth in the preamble to this Agreement. 1.75 “Noteholder Representative Fee” means an amount equal to $2,000,000, payable to the Noteholder Representative quarterly in arrears in accordance with the table below; provided, if the Obligations are paid in full prior to the payment in full of the Noteholder Representative Fee, the Borrowers shall pay to the Noteholder Representative at the time of such prepayment the remainder of the unpaid Noteholder Representative Fee. For clarity, the Noteholder Representative Fee shall be considered fully earned on the First Amendment Effective Date and shall not be refundable under any circumstances. Payment Date Amount April 1, 2023 $166,666.67 July 1, 2023 $166,666.67 October 1, 2023 $166,666.67 January 1, 2024 $166,666.67 April 1, 2024 $166,666.67 July 1, 2024 $166,666.67 October 1, 2024 $166,666.67 January 1, 2025 $166,666.67 April 1, 2025 $166,666.67

12 July 1, 2025 $166,666.67 October 1, 2025 $166,666.67 January 1, 2026 $166,666.67 1.76 “Noteholders” means the Purchasers and the AP Noteholders, collectively. 1.471.77 “Notes” means the one or more amended and restated promissory notes issued to each Purchaser, amending and restated the original notes issued pursuant to Section 2 of this Agreement, the form of which is attached hereto as Exhibit A. For the avoidance of doubt, “Notes” does not include the AP Notes. 1.481.78 “Obligations” means and includes all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Loan Parties to Purchasersthe Noteholders and the Noteholder Representative of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Agreement, the Notes, the AP Notes, and the other Loan Documents, including, without limitation, all interest, fees, charges, expenses, indemnification obligations, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Loan Parties, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding. 1.491.79 “Obligations to Jupiter Sellers” has the meaning set forth in the preamble to this Agreement. 1.80 “OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury. 1.81 “Other Receipts” means payments, proceeds, receipts or other funds, amounts, or value received by any Loan Party with respect to the Ermont Transaction or the HRBL Equity Interests. 1.501.82 “Parent” has the meaning set forth in the preamble to this Agreement. 1.83 “Parent EBITDA” means, as of any date of determination, EBITDA of Parent and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP, for the 12 month period most recently ended. Notwithstanding the foregoing, for fiscal year 2023 and beginning with June 30, 2023, Parent EBITDA will be calculated on a year-to-date annualized basis (rather than using the 12-month period most recently ended) as follows: determinations at: (a) June 30, 2023 would use Parent EBITDA for the first two fiscal quarters of 2023, multiplied by 2, (b) the third fiscal quarter of 2023 would use Parent EBITDA for the first three fiscal quarters of 2023 multiplied by 1.33; and (c) the fourth fiscal quarter of 2023 and thereafter would use Parent EBITDA for the 12-month period most recently ended.

13 1.84 “Perfection Certificate” has the meaning given to such term in Section 4 of this Agreement. 1.511.85 “Permit” means all permits, licenses, registrations, certificates, orders, approvals, authorizations, consents, waivers, franchises, variances and similar rights issued by or obtained from any Governmental Authority or any other Person. 1.521.86 “Permitted Dispositions” means (a) Dispositions of Inventory in the ordinary course of business, (b) Disposition of damaged, surplus, worn-out or obsolete personal property, (c) Dispositions of other property (other than Equity Interests of any Subsidiary) in the ordinary course of business in an amount not in excess of U.S. $250,000 in each calendar year, to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property with a Person that is not an Affiliate of a Loan Party and (ii) the proceeds of such Dispositions are applied to the purchase price of such replacement property within a commercially reasonable time, (d) the unwinding of hedging or swap contracts entered into in the ordinary course of business, (e) non-exclusive licenses or sublicenses of intellectual property and leases or subleases of real property, in each case granted to Persons that are not Affiliates of a Loan Party in the ordinary course of business not interfering with, or impairing, in any material respect the conduct of any Loan Party’s business or ability to fulfill its Obligations;, and (f) Dispositions of property by the Parent or a Subsidiary of the Parent to another Loan Party. 1.531.87 “Permitted Indebtedness” means (i) Indebtedness arising under this Agreement and the other Loan Documents, (provided, however, no Person other than the Purchasers as of the First Amendment Effective Date shall be permitted to join this Agreement as a creditor, or extend credit in connection with the credit accommodations contemplated by the Loan Documents, without the unanimous, prior written consent of such Purchasers and the Noteholder Representative), (ii) purchase money Indebtedness of up to $500,000 per annum in the Indebtedness Threshold in the aggregate at any one time across all Loan Parties for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of a Loan Party, provided (A) the amount of such indebtedness shall not exceed such purchase price, (B) such indebtedness shall not be secured by any other asset other than the specific asset being financed, and (C) such indebtedness shall be incurred within sixty (60) days after the acquisition of such asset, (iii) the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (iv) to the extent constituting Indebtedness, obligations in respect of any cash management arrangement and obligations in respect of netting services, overdraft protections and other customary bank products in connection with deposit accounts, so long as such obligations are incurred in the ordinary course of business;, (v) Indebtedness in respect of letters of credit or bankers acceptances issued at the request of the Borrowers or any other Loan Party in the ordinary course of business not to exceed $500,000the Indebtedness Threshold in the aggregate at any one time, (vi) Indebtedness in respect of leases, statutory obligations, surety, stay, customs, bid and appeal bonds, performance bonds and performance and completion and return of money guaranties, government contracts and similar obligations incurred in the ordinary course of business, not to exceed in the aggregate $500,000the Indebtedness Threshold at any time outstanding,

14 (vii) unsecured Indebtedness owed to any Person providing workers’ compensation, health, disability or other standard employee benefits (including contractual and statutory benefits), pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business and in each case so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such benefits for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year, (viii) subordinated Indebtedness owing to another Loan Party not to exceed in the aggregate $500,000 at any given time, (ix) Indebtedness under the Jupiter Credit Facility, up to a maximum of $10,000,000, (x) Permitted Subordinated Debt, (xi) the Senior Indebtedness; (xii) other subordinated Indebtedness in an aggregate principal amount not to exceed U.S. Five Hundred Thousand and No/100 Dollars (U.S. $500,000.00) at any one time outstanding; and (xii) such other Indebtedness that is consented to by the Noteholder Representative. subordinated Indebtedness owing to another Loan Party, (ix) Indebtedness under the Jupiter Credit Facility, in an amount at any time not to exceed the Jupiter Credit Facility Loan Cap Amount (provided that Parent’s guarantee, if any, of the obligations under the Junior Credit Facility shall not exceed $6,000,000 plus interest accrued and unpaid thereon), (x) other Indebtedness in an aggregate principal amount not to exceed the lesser of (A) the Indebtedness Threshold at any one time outstanding and (B) such amount, as calculated on a pro forma basis as of the most recently-ended fiscal quarter for which financial statements were required to be delivered (after giving effect to the proposed borrowing together with any unpaid borrowing since the last day of such fiscal quarter), that would result in any Event of Default and would not cause the Leverage Ratio to be greater than 0.50 less than the Leverage Ratio the Loan Parties are then required to satisfy pursuant to Section 8.2, (xi) Indebtedness under customs bonds related to the Inventory of a Loan Party incurred in the ordinary course of business, and (xii) such other Indebtedness that is consented to by the Noteholder Representative, which consent may be given or not given in the sole and absolute discretion of the Noteholder Representative, provided, however, if a Loan Party requests the consent of the Noteholder Representative via email delivered to [***], with a copy to [***] and [***], and such email conspicuously states that it is a request for consent to Permitted Indebtedness, such consent will be deemed to have been given if the Noteholder Representative fails to notify the Loan Party in writing within three Business Days after delivery of the request that the Noteholder Representative declines to so consent. 1.541.88 “Permitted Liens” means (i) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (ii) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings (and which proceedings are sufficient to prevent imminent foreclosure of such liens); (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; (iv) Liens in favor of the Purchasers and the AP Noteholders relating to the ~~Private Placement~~Notes and the AP Notes; (v) Liens securing the Jupiter Credit Facility~~; (vi)~~ (provided that Liens securing ~~the Senior Indebtedness; (vii)~~Parent's guaranty, if any~~ Liens that are expressly subordinate~~, of the Jupiter Credit Facility shall at all times be subordinated to the ~~Obligations~~Liens in ~~form and substance satisfactory~~favor of Purchasers and the AP Noteholders relating to the ~~Noteholder Representative;~~Notes and ~~(viii~~the AP Notes); and (vi) any other Liens that are consented to by the Noteholder Representative.

~~1.5 "**Permitted Subordinated Debt**" means Indebtedness of a Loan Party approved in writing by the Noteholder Representative or the Senior Noteholder Representative.~~

~~1.55~~1.89 "**Person**" means and includes an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

~~1.6~~ "**Pledge Agreement**" means the Amended and Restated Pledge Agreement ~~dated the date hereof~~ made by Parent in favor of the Noteholder Representative for the benefit of the Purchasers~~.~~

~~1.56~~1.90 ~~"**Post-Closing Obligations**" means the post-closing obligations set forth in Section 8.4 of this Agreement~~ dated as of the First Amendment Effective Date.

~~1.57~~1.91 "**Private Placement**" means the private placement of Notes under this Agreement.

~~1.58~~1.92 "**Purchasers**" has the meaning set forth in the preamble to this Agreement.

~~1.59~~1.93 "**Questionnaire**" has the meaning given to such term in Section 5.5 of this Agreement.

~~1.60~~1.94 "**Regulation D**" means ~~Rule 506 of~~ Regulation D promulgated under the Securities Act.

~~1.61~~1.95 "**Related Parties**" shall mean, with respect to any Person, such Person's Affiliates, stockholders, partners and other holders of Equity Interests of such Persons and the managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives of such Person and such Person's Affiliates.

~~1.62~~1.96 "**Representation Letter**" has the meaning given to such term in Section 5.17 of this Agreement.

~~1.63~~1.97 "**Required ~~Purchasers~~Noteholders**" means, at any time, ~~Purchasers~~holders of Notes and the AP Notes holding more than fifty ~~per cent~~percent

15

16 (50%) of the sum of (a) the aggregate principal amount of the outstanding Notes at such time and (b) the aggregate principal amount of the outstanding AP Notes at such time. 1.641.98 “Responsible Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, vice president (or the equivalent thereof), chief financial officer or treasurer. 1.99 “Rule 144” has the meaning given to such term in Section 11.14(a) of this Agreement. 1.100 “Sanctioned Entity” means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country, in each case, that is a target of Sanctions including a target of any country sanctions program administered and enforced by OFAC or any other Governmental Authority with jurisdiction over any Loan Party or any of their respective Subsidiaries or Affiliates. 1.101 “Sanctioned Person” means a Person named on a list sanctioned parties maintained by OFAC (including but not limited to the list of Specially Designated Nationals), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority. 1.102 “Sanctions” has the meaning given to such term in Section 4.22 of this Agreement. 1.651.103 “Schedule of Purchasers” has the meaning set forth in the preamble to this Agreement. 1.104 “Securities Account” means a securities account (as that term is defined in the Uniform Commercial Code as in effect in the State of Arizona). 1.661.105 “Securities Act” means the exemption from securities registration afforded by Section 4(2) of the United States Securities Act of 1933, as amended or any successor statute, and the rules and regulations promulgated thereunder. 1.671.106 “Security Agreements” means, collectively, those certain security agreements executed and delivered by any Loan Party from time to time party hereto, as amended, restated, supplemented or otherwise modified from time to time including without limitation, the U.S. Security Agreement, the Canadian Security Agreement, and the Pledge Agreement. 1.107 “Senior Indebtedness“Shinnecock” means, collectively, the Senior Loan Shinnecock Indian Nation, a federally recognized tribe, and Little Beach Harvest LLC, a registered tribal organization.

17 1.108 “Shinnecock Advance” means any advance, investment, loan, contribution, capital expenditure, or other Indebtedness owingexpense in or in respect of Shinnecock. 1.681.109 “Shinnecock Budget” means the annual budget of CGSF Group’s proposed investments and obligations with respect to Shinnecock, as approved by the Borrowers under the Senior Secured Note Purchase Agreement.Board (including a majority of the directors designated for appointment to the Board by Noteholder Representative). 1.7 “SeniorShinnecock Loan” has the meaning set forth in the preamble to this Agreement. 1.691.110 “Senior Noteholder Representative” has the meaning set forth in the preamble to this” means that certain Amended and Restated Loan Agreement dated August 24, 2021 by and between Shinnecock and CGSF Group. 1.8 “Senior Purchasers” has the meaning set forth in the preamble to this Agreement. 1.701.111 “Solvent” means, at any time with respect to any Person, that at such time the assets and properties of such Person at a fair valuation are greater than the liabilities of such Person. 1.9 “Statutory Lien” means, with respect to any property, any mechanics’, workmen’s, repairmen’s, laborer’s, materialmen’s, suppliers’, warehousemen’s liens or similar Liens arising by operation of law and not constituting a Permitted Lien. 1.711.112 “Subordination Agreement” means that certain Subordination and SubordinationIntercreditor Agreement dated July 21, 2021, by and among the Noteholder Representative, on behalf of and for the benefit of the Purchasers, and the Senior Noteholder Representative on behalf of the Senior Purchasersthe Jupiter Credit Facility Lender, certain other parties thereto, and Jupiter. 1.721.113 “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which such Person owns, directly or indirectly, more than fifty percent (50%) of the voting securities thereof. Except when the context requires otherwise, the term “Subsidiary” shall be deemed to refer to a Subsidiary of the Parent. 1.731.114 “Taxes” means all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto. 1.741.115 “Trading Affiliates” has the meaning given to such term in Section 5.10 of this Agreement.

18 1.116 “Unfinanced Capital Expenditures” means Capital Expenditures (a) not financed with the proceeds of any incurrence of Indebtedness, the proceeds of any sale or issuance of Equity Interests or equity contributions, the proceeds of any asset sale (other than the sale of Inventory in the ordinary course of business) or any insurance proceeds, and (b) that are not reimbursed by a third person (excluding any Loan Party or any of its Affiliates) in the period such expenditures are made pursuant to a written agreement. 1.751.117 “U.S. Security Agreement” means that certain Amended and Restated Security Agreement entered into by the Borrowers, the Guarantors and the Noteholder Representative dated the First Amendment Effective Date. 1.118 “White Haven Sale-Leaseback” means the sale-leaseback of the Borrowers’ property located at 411 Susquehanna Street, White Haven, PA. 1.119 “Warrant Shares” means the Common Shares issuable upon exercise of or otherwise pursuant to such Warrants. 1.120 “Warrants” means those certain Warrant Certificates delivered to the Purchasers on the First Amendment Effective Date. 2. Terms of the Notes and Warrants; Fees. 2.1 Purchase and Sale of Notes. and Warrants. In exchange for the Consideration providedpaid by each Purchaser, the Borrowers will sell and issue to such Purchaser one or more Notes. and Warrants. Each Note will have an original principal amount equal to the Consideration paid by such Purchaser for such Note, as the case may be, as set forth opposite such Purchaser’s name on the Schedule of Purchasers. Each Purchaser will receive a Warrant to purchase 2,421.05 Common Shares for every U.S. $1,000 principal amount of the Note purchased by such Purchaser. These Warrants will have an exercise price of U.S. $0.07084 per Warrant Share. 2.2 Security. The NoteNotes and the Obligations of the Borrowers hereunder and the obligations of the Loan Parties under this Agreement and the other Loan Documents will be (a) secured by a first priority perfected security interest in all of the assets of the Loan Parties subject to those Liens set forth in clauses (i), (ii), (v), and (vi) of the definition of Permitted Liens, as more fully set forth in the Security Agreements and the Mortgage, and (b) guaranteed, as set forth in the Guarantees. 2.3 Release Consideration.. Subject to and conditioned upon the issuance of the Notes hereunder at Closing and the issuance of the AP Notes on the First Amendment Effective Date, the Noteholder Representative and each Purchaser and each of their Related Parties, individually and jointly, and on behalf of their principals, directors, officers, counsel, managers, stockholders, members, limited partners, general partners; present, former, and future spouses, agents, representatives, successors, heirs, beneficiaries, predecessors, assigns, legal representatives, trustees and executors and anyone claiming by, through or on behalf of any of them (all of the foregoing are collectively referred to hereafter as “Releasing Parties”) hereby release, remise, and forever discharge Jupiter, the

19 Parent, the Borrowers and each other Loan Party and each of their Related Parties, individually and jointly, and on behalf of their principals, directors, officers, counsel, managers, stockholders, members, limited partners, general partners; present, former, and future spouses, agents, representatives, successors, heirs, beneficiaries, predecessors, assigns, legal representatives, trustees and executors (all of the foregoing are collectively referred to hereafter as “Released Parties”) from any and all claims, debts, suits, demands, contracts, judgments, damages, costs, proceedings, and actions of any kind which Releasing Parties ever had, now have, or may hereafter have, whether known or unknown, accrued or not accrued, suspected or unsuspected, arising out of or in any way related to the Obligations to Jupiter Sellers but specifically excluding the Excluded Obligations and any claims that the Purchasers may have under the Merger Agreement (other than with respect to the Holdback Amount and interest accrued thereon as of the date of this Agreement) (collectively, the “Claims”). The Releasing Parties hereto fully and voluntarily waive, release, and relinquish any rights and benefits which they may have under any law pertaining to the Claims. In connection with such waiver and relinquishment, the Releasing Parties acknowledge that they may hereafter discover facts in addition to or different from those which they now know or believe to be true as regards the subject matter of this release, but it is their intention to fully and finally forever settle and release any and all matters, disputes and differences, known or unknown, suspected or unsuspected, which do now exist, may exist, or heretofore have existed between the Releasing Parties and the Released Parties, other than as set forth in this Agreement. In furtherance of this intention, the releases herein shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different facts or any other circumstance. 2.4 Interest; Payment. Subject to the Subordination Agreement, the Notes shall provide that the outstanding principal amount of the Notes will be due and payable by the Borrowers on the Maturity Date.. Interest on the Notes and the AP Notes will be computed and payable as provided in the terms thereofNotes and AP Notes, respectively. Notwithstanding anything contained herein to the contrary, at any time, the Borrowers may prepay the Obligations, in full or in part, without penalty (together with any reasonable transaction costs incurred by the Purchasers in connection with such prepayment) on a pro rata basis. The Parent shall deliver to the Noteholder Representative a written notice of their intention to prepay all or a portion of the Notes and AP Notes, as applicable, which notice shall state the amount of the prepayment and the prepayment date. Any prepayment shall be accompanied by all accrued and unpaid interest on the principal amount being prepaid. 2.5 Taxes. Any and all payments by the Borrowers under this Agreement or under the Notes, the AP Notes or by the Guarantors under the Guarantees shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable Laws.; provided that the related Noteholder or Noteholder Representative shall have delivered to the Borrowers an IRS Form W-9 or such other properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate of withholding. If any of the Borrowers or the Guarantors shall be required to deduct or withhold any Taxes from or in respect of any amount payable under this

20 Agreement or under the Notes, the AP Notes, or any other Loan Document, then the relevant Borrower or Guarantor shall make such deduction or withholding and shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws, and the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Purchaser receives an amount equal to the sum it would have received had no such deduction or withholding been made. 2.6 Mandatory Principal Payments. (a) Scheduled Payments. Borrowers shall pay to each Purchaser and each AP Noteholder the principal payments required in each Note and each AP Note on the dates required therein. (b) Asset Dispositions; Events of Loss. If a Loan Party shall at any time or from time to time make or agree to make a Disposition other than a Permitted Disposition, or suffer an Event of Loss: then (A) the Borrower shall promptly notify the Noteholder Representative of such proposed Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by a Loan Party) and (B) promptly upon receipt by a Loan Party of the Net Proceeds of such Disposition or Event of Loss, the Borrower shall deliver, or cause to be delivered, such excess Net Proceeds to the Noteholder Representative for distribution to the Purchasers and AP Noteholders as a prepayment of the Loans and AP Notes, which prepayment shall be applied in accordance with Section 2.6(d). (c) Issuance of Equity Interests; and Indebtedness; Other Payments. Immediately upon the receipt by any Loan Party or any Subsidiary of any Loan Party of the Net Proceeds of (i) the issuance of any Equity Interests, (ii) incurrence of Indebtedness (excluding Permitted Indebtedness described in clause (ix) of such definition), or (iii) the Other Receipts, the Borrower shall deliver, or cause to be delivered, to the Noteholder Representative, an amount equal to such Net Proceeds in each case for application to the Loans in accordance with Section 2.6(d). (d) Application of Prepayments. Unless directed otherwise by Required Noteholders, any prepayments pursuant to this Section 2.6 shall be applied (i) first, to the remaining scheduled payments (including any balloon payment due on the Maturity Date) of each Note on a pro rata basis in the inverse order of maturity until paid in full and then (ii) second, to the remaining scheduled payments (including any balloon payment due on the Maturity Date) of each AP Note on a pro rata basis in the inverse order of maturity until paid in full. Notwithstanding the foregoing, during the continuation of any Event of Default, any amounts otherwise payable hereunder, the Notes or the AP Notes may be applied as determined by the Noteholder Representative in such Person’s sole discretion. (e) Reserved.

21 (f) No Implied Consent. The provisions contained in this Section 2.6 for the application of proceeds of certain transactions shall not be deemed to constitute consent of the Noteholder Representative, Purchasers or any AP Noteholder to transactions that are not otherwise permitted by the terms hereof or the other Loan Documents. 2.7 Late Fees. (a) If Borrowers fail to make any payments when due pursuant to any Note, then Borrowers shall pay the Noteholder Representative, for the pro rata benefit of the Purchasers, a late fee equal to U.S. $40,000 for each month all or any part of such amounts remain due and outstanding. Such late fee will be immediately due and payable and is in addition to any other charges, costs, fees, and expenses that Borrowers may owe as a result of the late payment, including the imposition of a default rate of interest pursuant this Agreement or any other Loan Document. (b) If Borrowers fail to make any payments when due pursuant to any AP Note, then Borrowers shall pay the Noteholder Representative, for the pro rata benefit of the AP Noteholders, a late fee equal to U.S. $10,000 for each month all or any part of such amounts remain due and outstanding. Such late fee will be immediately due and payable and is in addition to any other charges, costs, fees, and expenses that Borrowers may owe as a result of the late payment, including the imposition of a default rate of interest pursuant this Agreement or any other Loan Document. (c) Any late fees paid by Borrowers pursuant to this Section 2.7 will be credited against the Obligations pursuant to the terms of the Notes and the AP Notes once Borrower has repaid all outstanding charges, costs, fees, and expenses that Borrowers may owe as a result of a late payment, including the imposition of a default rate of interest pursuant this Agreement or any other Loan Document. 3. Closing. 3.1 Closing. Closing of the issuance of Notes, AP Notes and Warrants in return for the Consideration provided by each Purchaser participating therein will take place remotely via the exchange of documents and signatures. The Closing will occur on the date of this Agreement, or at such other time and place as the Borrowers and the Purchasers acquiring a majority-in-interest of the aggregate principal amount of the Notes and AP Notes to be sold at such Closing agree upon orally or in writing (which time and place are designated as the “Closing”). At Closing, each Purchaser participating therein will execute and deliver this Agreement and the other Loan Documents to the Borrowers and the Borrowers will deliver to each such Purchaser one or more executed Notes, AP Notes and Warrants in return therefor. The aggregate principal amount of Notes that shall be issued and sold under this Agreement at As of the ClosingFirst Amendment Effective Date, and accordinglyafter giving effect to certain paydowns occurring substantially contemporaneously therewith, (a) the aggregate Consideration for suchprincipal amount of the Notes, shall be is U.S. Thirty-Six Million One Hundred Eighty Thousand$38,000,000

22 and No/100 Dollars (the aggregate principal amount of the AP Notes is U.S. $36,180,000.00).8,124,653. 1.10(a)Reserved. 3.2 [Reserved.] 3.23.3 Noteholder Register. The Noteholder Representative will maintain a register of noteholders and will update the same from time to time. 4. Representations and Warranties of the Borrowers. In connection with the transactions contemplated by this Agreement, the Borrowers, jointly and severally, hereby represent and warrant as of Closingthe First Amendment Effective Date, to the Purchasers as follows, except as set forth on that certain Information Certificate provided to the Noteholder Representative by Borrowers (the “Information Certificate”):”) and that certain Perfection Certificate provided to the Noteholder Representative by Borrowers (the “Perfection Certificate”): 4.1 Due Organization; Qualification and Good Standing. Each Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, company or partnership (as applicable) power and authority to carry on its business as now conducted. Each Borrower is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a Material Adverse Effect. Schedule 4.1 of the Information Certificate sets forth the name of, the ownership interest of the applicable Loan Party in, the jurisdiction of incorporation or organization of, and the type of each Subsidiary, if any, of the Borrowers and the other Loan Parties. 4.2 Authorization and Enforceability. All corporate, company or partnership (as applicable) action has been taken on the part of the Loan Parties necessary for the authorization, execution and delivery of this Agreement and the Loan Documents. 4.3 Binding Obligations. Each Loan Document constitutes the legal, valid and binding obligation of the Parent and each other Loan Party, as applicable, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). 4.4 No Conflicts. The execution, delivery and performance by the Borrowers of the Loan Documents to which it is a party and the consummation by the Borrowers of the transactions contemplated hereby or thereby do not (i) violate any provision of the certificate or articles of incorporation, bylaws or other organizational or charter documents of the Borrowers or any Loan Party, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Borrowers or any Loan

23 Party or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Borrower or Subsidiary debt or otherwise) or other written understanding to which the Borrowers or any Loan Party are a party or by which any property or asset of the Borrowers or any Loan Party are bound, or affected, or (iii) except for Federal Cannabis Laws, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authorityLaw to which the Borrower or any Loan Party is subject (including federal and state securities laws and regulations and the rules and regulationsApplicable Securities Legislation, assuming the correctness of the representations and warranties made by the Purchasers herein, of any self-regulatory organization to which the Borrowers or their securities are subject), or by which any property or asset of the Borrowers or any Loan Party are bound or affected, except in the case of clause (ii) or clause (iii) such as would not have a Material Adverse Effect. 4.5 Compliance with Laws. No Loan Party nor any of its Subsidiaries (a) is in violation of any applicable Laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (c) is in default with respect to any indentures or other agreements binding upon it or its property that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No Event of Default has occurred and is continuing. 4.54.6 Binding Obligations. Each Loan Document constitutes the legal, valid and binding obligation of the Parent and each other Loan Party, as applicable, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies. 4.64.7 Governmental Approvals. The execution, deliverdelivery and performance by the Parent and each other Loan Party, as applicable, of this Agreement and the other Loan Documents to which the Borrowers are or are to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of or filing with, any governmental agency or authority other than those already obtained and other than any approval or consent in connection with or pursuant to (i) Federal Cannabis LawsLaw and (ii) Applicable Securities Legislation. 4.74.8 Filings, Consents and Approvals. No Borrower nor any other Loan Party is required to obtain any material consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by such Borrower or such Loan Party of the Loan Documents (including the issuance of the Notes and the AP Notes), other than (i) filings required by ~~applicable state securities laws~~Applicable Securities Legislation, (ii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, and (iii) those contemplated by the Loan Documents or already obtained.

~~4.8~~4.9 Issuance of the Notes~~.~~ and AP Notes. The Notes and AP Notes have been duly authorized and, when issued and paid for in accordance with the terms of the Loan Documents, will be duly and validly issued, ~~fully paid and nonassessable~~ and free and clear of all Liens, other than restrictions on transfer provided for in the Loan Documents or imposed by ~~applicable securities laws, and shall not be subject to preemptive or similar rights.~~Applicable Securities Legislation, and shall not be subject to preemptive or similar rights. The Warrants have been duly authorized and, when issued in accordance with the terms of the Loan Documents, will be duly and validly issued, free and clear of all Liens, other than restrictions on transfer provided for in the Loan Documents or imposed by Applicable Securities Legislation, and shall not be subject to preemptive or similar rights of shareholders of Parent. The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Loan Documents and the Warrants will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions on transfer provided for in the Loan Documents or imposed by Applicable Securities Legislation, and shall not be subject to preemptive or similar rights of shareholders of Parent. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the ~~Notes, will be issued in compliance with all applicable federal and state securities laws.~~ AP Notes, the Notes, the Warrants and the Warrant Shares will be issued in compliance with Applicable Securities Legislation. As of the Closing, the Parent shall have reserved from its duly authorized share capital not less than one hundred percent (100%) of the maximum number of Common Shares issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).

~~4.9~~4.10Taxes; Governmental Charges. Each Loan Party has timely filed or caused to be timely filed all material federal, state, province and foreign income tax returns which are required to be filed, and has paid or cause to be paid all taxes as shown on such returns or on any assessments received by it to the extent that such taxes have become due, except for such taxes and assessments as are being contested in good faith in appropriate proceedings and reserved for in accordance with ~~IFRS~~GAAP.

~~4.10~~4.11 Absence of Financing Statements. Except as set forth on Schedule 4.~~9 hereto~~11 of the Information Certificate, none of the Loan Parties is subject to any Liens other than Permitted Liens and there are no acts, circumstances or conditions known to the Loan Parties that may result in any Liens other than Permitted Liens. The Liens granted to the Purchasers and the Noteholder Representative pursuant to the Loan Documents are fully perfected first priority Liens in and to the collateral described therein, subject only to Permitted Liens~~ and the Subordination Agreement~~.

~~4.11~~4.12 ~~Solvency. Each~~Solvency. After giving effect to the issuance of the Notes and AP Notes hereunder, each Loan Party is Solvent.

24

25 4.124.13 Permits. Each Borrower has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect, and each Borrower is not in default in any material respect under any of such franchises, permits, licenses or other authority. 4.134.14 Capitalization. Each Borrower is a wholly-owned direct or indirect subsidiary of the Parent. Except as set forth on the Information Certificate, and the Perfection Certificate, (a) Parent does not own any Equity Interests in any other Person other than the Material Subsidiaries and the Immaterial Subsidiaries, and (b) there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from a Borrower any Equity Interests of such Borrower or any securities convertible into or exchangeable for Equity Interests of such Borrower. 4.144.15 Litigation. Except as set forth in the Information Certificate, there is no action, suit, proceeding or investigation pending or, to the Borrowers’ knowledge, currently threatened in writing against any Loan Party that questions the validity of the Loan Documents or the right of any Loan Party to enter into the Loan Documents, or to consummate the transactions contemplated thereby, or that might result, if determined adversely to any Borrower, in a Material Adverse Effect, or in any material change in the current equity ownership of any Borrower. 4.154.16 Intellectual Property. ToExcept as may be affected by Federal Cannabis Laws, to each Borrower’s knowledge, it owns or possesses or believes it can acquire on commercially reasonable terms sufficient legal rights to all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases as are necessary to such Borrower in the conduct of such Borrower’s business as now conducted and as presently proposed to be conducted without any known conflict with, or infringement of, the rights of others. No Borrower is aware of having received any communications alleging that such Borrower has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other person. 4.164.17 Bad Actor Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Borrowers or, to the Borrowers’ knowledge, any person listed in the first paragraph of Rule 506(d)(1), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. 4.174.18 Certain Transactions. Except as set forth in the Information Certificate, no Borrower is indebted, directly or indirectly, to any of its directors, officers or employees or, to the Borrowers’ knowledge, to their respective spouses or children or

26 to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or for other customary employee benefits made generally available to all employees. 4.184.19 Leased Property. With respect to the property and assets such Borrower leases, each Borrower is in material compliance with such leases and, to its knowledge, holds a valid leasehold interest. 4.194.20 Financial Statements. Each Borrower has delivered to the Purchasers its unaudited financial statements as of JuneSeptember 30, 20192022 and for the sixnine-month period then ended (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with IFRSGAAP applied on a consistent basis throughout the periods indicated. Except as set forth in the Financial Statements, none of the Loan Parties has any Indebtedness other than (i) Permitted Indebtedness and (ii) Indebtedness of a type or nature not required under IFRSGAAP to be reflected in the Financial Statements. The Financial Statements fairly present in all material respects the financial condition and operating results of each Borrower as of the dates, and for the periods, indicated therein. Each Borrower maintains and will continue to maintain a standard system of accounting. Since JuneSeptember 30, 20192022, no event or circumstance which could reasonably be expected to result in a Material Adverse Effect shall havehas occurred. 4.204.21 Foreign Corrupt Practices Act. No Borrower nor to Borrowers’ knowledge, any of such Borrower’s directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist such Borrower or any of its Affiliates in obtaining or retaining business for or with, or directing business to, any person. No Borrower nor to Borrowers’ knowledge, any of such Borrower’s directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. Neither any Borrower nor, to the Borrowers’ knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law. 4.22 OFAC. Each Loan Party and its Subsidiaries is and will remain in compliance with economic and trade sanctions administered and enforced by OFAC, the U.S. Department of State, and any other relevant sanctions authority (“Sanctions”). No Loan Party nor any of its Subsidiaries, nor to the knowledge of the Borrower, any of their respective directors, officers, employees, or agents (a) is a Sanctioned Person or a

27 Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) directly or indirectly engages in dealings with, or derives revenues from investments in or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any loan made hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in, or make any payments to or for the benefit of, a Sanctioned Person or a Sanctioned Entity, or in any other manner that would result in a violation of Sanctions by any Person. 4.214.23 Finance Lender Representations. Each Borrower’s Board of Directors, Board of Managers, Manager, Managing Member, General Partner or equivalent governing body, person or entity, as the case may be, has approved the Loan Documents based upon a reasonable belief that the transactions contemplated thereby are appropriate for such Borrower after reasonable inquiry concerning such Borrower’s financing objectives and financial situation. 4.224.24 Disclosure. Each Borrower has made available to the Purchasers and the AP Noteholders all the information reasonably available to such Borrower that any Purchaser or AP Noteholder has requested for deciding whether to acquire its Note and AP Note. No representation or warranty of any Borrower contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Borrowers have not been requested to deliver a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities. 5. Representations, Warranties and Acknowledgements of the Purchasers. In connection with the transactions contemplated by this Agreement, each Purchaser participating in Closing, severally and not jointly, hereby represents, warrants and acknowledges as of Closing to the Borrowers and the Parent as follows: 5.1 Authorization. Each Purchaser has full power and authority (and, if such Purchaser is an individual, the capacity) to enter into this Agreement and to perform all obligations required to be performed by it hereunder. This Agreement, when executed and delivered by each Purchaser, will constitute such Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. 5.2 Purchase Entirely for Own Account. Each Purchaser acknowledges that this Agreement is made with such Purchaser in reliance upon such Purchaser’s representation to the Borrowers, which such Purchaser confirms by executing this Agreement, that the Notes, Warrants and Warrant Shares will be acquired for investment for such Purchaser’s own account, not as a nominee or Noteholder Representative (unless otherwise specified on such Purchaser’s signature page hereto), and not with a view to the

28 resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third person, with respect to the Notes., Warrants or Warrant Shares. If other than an individual, each Purchaser also represents it has not been organized solely for the purpose of acquiring the Notes, Warrants or Warrant Shares. 5.3 No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities lawsLaw (including Applicable Securities Legislation) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder. 5.4 Investment Intent. Such Purchaser understands that the Notes, Warrants and Warrant Shares are “restricted securities” and have not been registered or qualified for distribution by a prospectus under theApplicable Securities Act or any applicable state securities lawLegislation and is acquiring the Notes and the Warrants and, upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise thereof as principal for its own account and not with a view to, or for distributing or reselling such Notes or any part thereof in violation of theApplicable Securities Act or any applicable state securities lawsLegislation; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Notes, Warrants or Warrant Shares for any minimum period of time and reserves the right, subject to the provisions of this Agreement and Applicable Securities Legislation, at all times to sell or otherwise dispose of all or any part of such Notes, Warrants or Warrant Shares pursuant to an effective registration statement under the Securities Act or under an exemption from sucha registration or prospectus exemption under Applicable Securities Legislation and in compliance with applicable federal and state securities lawsApplicable Securities Legislation. Such Purchaser is acquiring the Notes and the Warrants hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Notes (or any securities which are derivatives thereof)), the Warrants or the Warrant Shares to or through any person or entity; such. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer. 5.5 Purchaser Status. At the time such Purchaser who is not resident in or otherwise subject to applicable securities laws of Canada was offered the Notes and the

29 Warrants, it was, and on each date on which it receives Notespurchases Notes and acquires the Warrants, it will be and on each date on which it exercises the Warrants it will qualify for the prospectus exemption under BC Instrument 72-503 which Parent shall rely upon for the distribution of the Notes and the Warrants. At the time such Purchaser was offered the Notes and the Warrants, it was, and on each date on which it purchases Notes and acquires the Warrants, it will be and on each date on which it exercises the Warrants it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Each such Purchaser shall complete, execute and deliver to Borrowers and Parent an investor questionnaire (in form acceptable to Borrowers and Parent, a “Questionnaire”) in which it shall, among other things, specifically represent and warrant that it qualifies (i) as an accredited investor under Rule 501 of Regulation D, and (ii) for the prospectus exemption under BC Instrument 72-503 and in all respects, as of the Closing. 5.6 Residency. Such Purchaser has, if an entity, its principal place of business or, if an individual, its primary residence in the jurisdiction set forth immediately below such Purchaser’s name on the signature pages hereto. 5.7 General Solicitation. Such Purchaser is not acquiringpurchasing the Notes or the Warrants as a result of any advertisement, article, notice or other communication regarding the Notes published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement. 5.8 Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes, the Warrants and the Warrant Shares and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Notes, the Warrants and the Warrant Shares and, at the present time, is able to afford a complete loss of such investment. 5.9 Access to Information. Such Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Borrowers concerning the terms and conditions of the offering of the Notes, the Warrants and the Warrant Shares and the merits and risks of investing in the Notes, the Warrants and the Warrant Shares; (ii) access to information about the Borrowers and the Loan Parties and their respective financial condition, results of operations, business, properties, management and prospects (other than material non-public information) sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Borrowers possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Borrower’s and each other Loan Party’s representations and warranties contained in the Loan Documents. Such Purchaser has sought such accounting, legal and

30 tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Notes, the Warrants and the Warrant Shares. 5.10 Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the earlier to occur of (i) the time that such Purchaser was first contacted by the Borrowers or any other Person regarding the transactions contemplated hereby and (ii) the tenth day prior to the date of this Agreement, neither the Purchaser nor any Affiliate of such Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Notes, and (z) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser or Trading Affiliate, effected or agreed to effect any transactions in the securities of the Borrowers (including, without limitation, any Short Sales involving the Borrowers’ securities). Notwithstanding the foregoing, in the case of a Purchaser and/or Trading Affiliate that is, individually or collectively, a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s or Trading Affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Agreement. Other than to other Persons party to this Agreement, disclosures to potential co-investors or as otherwise consented to by the Borrowers, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). 5.11 Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Borrowers or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Borrowers or any Purchaser. 5.12 Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Notes and acquire the Warrants and Warrant Shares pursuant to the Loan Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Borrowers to the Purchaser in connection with the purchase of the Notes and acquisition of the Warrants and the Warrant Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Notes. and the acquisition of the Warrants. Such Purchaser understands that the Noteholder Representative has acted solely as the Noteholder Representative of the Borrowers in this placement of the Notes and such Purchaser has not relied on the business or legal advice of the Noteholder Representative or any of its agents, counsel or

31 Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Loan Documents. 5.13 Reliance on Exemptions. Such Purchaser understands that the Notes, Warrants and Warrant Shares being offered and sold to it in reliance on specific exemptions from the registration and prospectus requirements of United States federal and state securities lawsApplicable Securities Legislation and that the Borrowers are relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Notes, Warrants and Warrant Shares. 5.14 No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Notes or the fairness or suitability of the investment in the Notes nor have such authorities passed upon or endorsed the merits of the offering of the Notes. 5.15 Offering Documents. Such Purchaser has not relied upon any investor presentation. Such Purchaser has not received or been provided with, nor has it requested, any offering memorandum, prospectus, sales or advertising literature, or any other document describing or purporting to describe the business and affairs of the Loan Parties which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision in respect of the Notes. 5.16 No Prospectus. No securities commission or similar regulatory authority has reviewed or passed on the merits of the Notes, the Warrants or the Warrant Shares; there is no government or other insurance covering the Notes, the Warrants or the Warrant Shares; there are risks associated with the purchase of the Notes, the Warrants and the Warrant Shares; and there are restrictions on the Purchaser’s ability to resell the Notes, the Warrants and the Warrant Shares and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the securities. 1.11 Reserved. 5.17 Canadian Accredited Investor. If such Purchaser is resident in Canada otherwise subject to applicable securities laws of Canada, the Purchaser is purchasing the Notes or acquiring the Warrants as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Notes or the Warrants and such Purchaser (A) is an “accredited investor”, as such term is defined in NI 45-106 or as defined in Section 73.3(1) of the Securities Act (Ontario); (B) was not created and is not being used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in NI 45-106; and (C) will concurrently execute and deliver at or before the Closing a representation letter (“Representation Letter”) in standard form pursuant to

32 which it shall specifically represent and warrant that one or more of the accredited investor categories pursuant to NI 45-106 correctly, and in all respects, describes such Purchaser. 5.175.18 Acting on Behalf of Beneficial Purchaser. If such Purchaser is not acquiringpurchasing the Notes, Warrants or Warrant Shares as principal, it is duly authorized to enter into this Agreement and to execute and deliver all documentation in connection with the purchase on behalf of each beneficial purchaser, each of whom is acquiringpurchasing as principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Notes, Warrants or Warrant Shares, it acknowledges that the Borrowers and/or the Parent may be required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Notes, Warrants or Warrant Shares for whom it may be acting, and it shall complete a Representation Letter on behalf of each beneficial purchaser. 5.185.19 Offshore Purchasers. If such Purchaser or any other purchaser for whom it is acting hereunder is resident in or otherwise subject to the applicable securities lawslegislation of a jurisdiction outside of Canada and the United States, there are prospectus and registration exemptions in such other jurisdiction such that the purchase of Notes or acquisition of the Warrants or Warrant Shares by such Purchaser shall not trigger a requirement in such other jurisdiction for the Borrowers or the Parent to file a prospectus, registration statement or similar document. Any such Purchaser shall execute and deliver a Representation Letter as if it is a resident of Canada and a Questionnaire. 5.195.20 Filings. If required by applicable securities lawsApplicable Securities Legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Loan Parties in filing, such reports, undertakings and other documents with respect to the issue of the Notes;issuance of the Notes, the Warrants and the Warrant Shares. The Purchasers also acknowledge that the Parent will be required to file one or more reports (including but not limited to a Form 8-K) with the Commission and applicable Canadian securities regulators disclosing the terms of the Loan Documents and may be required to file copies of the Loan Documents with the Commission and applicable Canadian securities regulators. 6. Affirmative Covenants. 6.1 Notice Requirements. The Borrowers shall promptly deliver to the Noteholder Representative (i) after any officer of Parent or another Loan Party knows that any Event of Default under any term or provision of the Loan Documents, written notice of the occurrence of any such Event of Default, including a statement of a Responsible Officer setting forth details of such Event of Default and the action which any Borrower or any other Loan Party has taken or proposes to take with respect thereto; and (ii) written notice of any litigation, legal or governmental proceedings or dispute pending or threatened against any Loan Party (A) involving amounts in excess of U.S. $250,000.00, (B) seeking to enjoin, either directly or indirectly, the execution, delivery or performance by any Borrower and any other Loan Party of the Loan Documents or the transactions

33 contemplated thereby, or (C) would reasonably be expected to result in a Material Adverse Effect. 6.2 Government Charges and Other Claims. Each Borrower and each other Loan Party shall pay and discharge when due all Taxes, levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon or relating to (i) such Borrower or such Loan Party, (ii) employees, payroll, income or gross receipts of such Borrower or such Loan Party, (iii) the ownership or use of any assets by such Borrower or such Loan Party or (iv) any other aspect of such Borrower or such Loan Party to the date upon which penalties accrue thereon, except as may be contested in good faith by the appropriate procedures and for which adequate reserves in accordance with IFRSGAAP have been set aside. 6.3 Reserved. 6.4 Warrant Shares. The Parent shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued share capital, solely for the purpose of effecting the exercise of the Warrants, one hundred percent (100%) of the number of Common Shares issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants). 6.5 Shinnecock Advances. Until the earlier of (a) the payment in full, in cash, of the Loan Parties’ respective obligations under this Agreement, the Notes and the AP Notes, and (b) the termination of the Loan Parties’ funding commitments under the Shinnecock Loan Agreement, the Parent shall provide the Noteholder Representative with a monthly statement setting forth the Shinnecock Advances expected to be paid during the upcoming month, and the Shinnecock Advances actually paid during the prior month, along with a calculation of the cumulative amount outstanding under the Shinnecock Loan Agreement and all accumulated interest; provided that for any Shinnecock Advance that was not included in the applicable month’s statement, Parent shall notify the Noteholder Representative of the amount of such Shinnecock Advance fifteen (15) days prior to making such Shinnecock Advance and Parent shall include evidence satisfactory to the Noteholder Representative that the payment of such Shinnecock Advances has conformed in all respects for all periods with the Shinnecock Budget (unless otherwise approved by the Board, including by each of the Noteholder Designees) in the next monthly statement to be provided pursuant to this Section 6.5. 6.46.6 Reserved. 6.56.7 Books and Records; Inspection. Each of the Parent and the Subsidiaries will keep books and records in accordance with IFRSGAAP which accurately reflect in all material respects all of its business affairs and transactions. From time to time upon reasonable notice to the Parent, the Parent will permit any officer or employee of or Noteholder Representative or any representative or agent designated by, the Noteholder Representative to visit and inspect any of the properties of the Parent or any Loan Party, examine the Parent’s or any Loan Party’s corporate books or financial records of the Parent

34 at the Parent’s offices, and discuss the affairs, finances and accounts of the Parent or any Loan Party with the Parent’s officers or certificatecertified public accountants, provided that such visits and inspections shall be made only during business hours and so as not to interfere unreasonably with the business and operations of the Parent. The Noteholder representativeRepresentative and any employee, representative or agent of the Noteholder Representative seeking to visit or inspect any of the Properties of a Loan Party agrees that it shall comply with any applicable laws and regulations, including any requirement that such individuals be subject to a background check in advance. All confidential or proprietary information provided to or obtained by the Purchasers under this Section or under this Agreement shall be held in strict confidence by the Purchasers. All information provideprovided to the Purchasers pursuant hereto shall be deemed “confidential and proprietary information” unless (i) the Parent indicates otherwise in writing, (ii) the information was or becomes generally available to the public other than as a result of a disclosure in violation of this Section by any Purchaser or its representatives, (iii) the information was or becomes available to the Purchasers or its representatives on a non-confidential basis from a source other than the Parent, provided the source was not bound by a confidentiality agreement in respect thereof preventing disclosure to the Purchaser(s) or their representatives, (iv) the information was in the possession of the Purchaser(s) prior to being furnished by or on behalf of the Parent, and not subject to any confidentiality obligations to the Parent or any Loan Party or (v) the information is independently developed by the Purchaser(s) without reference to and not based upon, in whole or in part, any information which otherwise constitutes “confidential or proprietary information.” 6.66.8 Future Guarantors, Security, Etc. The Parent and each Subsidiary (other than Immaterial Subsidiaries) will execute any documents, financing statements, agreements and instruments, and take all further action that is required under applicable Law, or that Noteholder Representative orthe Noteholder Representative may reasonably request, in order to grant, preserve, protect and perfect the validity and first priority (subject to Permitted Liens and the Subordination Agreement) of the Liens created or intended to be created by the Loan Documents. Prior to or upon acquiring or organizing any new Subsidiary that is not an Immaterial Subsidiary the Parent shall cause such Subsidiary to execute a supplement (in form and substance reasonably satisfactory to PurchasersNoteholder Representative) to the Guaranty and each other applicable Loan Document in favor of PurchasersNoteholders. In addition, from time to time, each of the Parent and the Subsidiaries (other than Immaterial Subsidiaries) will, at its cost and expense, to the extent legally permissible, promptly secure the Obligations, and their respective obligations pursuant to the Loan Documents, by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets and properties as Noteholder Representative orthe Noteholder Representative shall designate, it being agreed that it is the intent of the parties that the Obligations shall be secured by, among other things, all the assets of the Parent and the Subsidiaries (other than Immaterial Subsidiaries) (including personal property acquired subsequent to the date hereof) and equity of the Subsidiaries (other than Immaterial Subsidiaries). Immediately upon a Subsidiary failing to be an Immaterial Subsidiary it shall satisfy the above covenants. For greater certainty, as first ranking priority of the Liens created or intended to be created by the Loan Documents may be effected by a change in location of any assets of the Parent or

35 any Subsidiaries that are not Immaterial Subsidiaries, the Parent and all Subsidiaries shall not, at any time have property outside of the jurisdictions where the security interest of the Noteholder Representative shall have first ranking application, with a value in excess of U.S. $250,000.00 in the aggregate. Further, no Loan Party (i) shall change its name, or jurisdiction or organization without giving thirty (30) days prior written notice to the Noteholder Representative and (ii) shall have deposits in any bank account domiciled in the United States of America in excess of U.S. $250,000.00 where such bank account is not subject to a DACA in favor of the Noteholder Representative.. 6.76.9 Permits. Each of the Borrowers and each other Loan Party will obtain, maintain and preserve, and take all necessary action to timely renew, and keep in full force and effect all Permits and accreditations which are material and necessary in the proper conduct of its business. 6.86.10Compliance with Laws. Each of the Borrowers and each other Loan Party will comply with the requirements of all Laws applicable to it or to its business or property, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect. 6.96.11Maintenance of Listing. The Parent shall maintain: (i) the listing of its Common StockShares on the Exchange or any other Canadian stock exchange, and (ii) its status as a “reporting issuer” under Applicable Securities Legislation in at least one reporting jurisdiction. 6.106.12 Maintenance of Property. The Loan Parties will at all times maintain, reserve, protect and keep or cause to be maintained, preserved, protected and kept, the property of the Loan Parties in good repair, working order and condition (ordinary wear and tear excepted) in all material respects and consistent with past practice. 6.116.13 FillingFiling of Securities Documents; Financial Reporting. (a) The Parent shall timely file all documents that must be publicly filed or sent to its shareholders pursuant to Applicable Securities Legislation within the time prescribed by such Applicable Securities Legislation. (b) The Parent agrees to furnish to the Noteholder Representative (for distribution to the Purchasers): (i) as soon as available but in any event, within one hundred and twenty (120) ninety (90) days after the end of each fiscal year of the Parent, audited annual financial statements of the Parent for such year which present fairly the Parent’s consolidated and consolidating financial condition including the balance sheet of the Parent as at the end of such fiscal year and a statement of cash flows and income statement for such fiscal year, all on a consolidated basis (and consolidating basis which shall not be required to be audited), setting forth in the consolidated and consolidating statements in comparative form, the corresponding figures as

36 at the end of and for the previous fiscal year, all in reasonable detail, including all supporting schedules, and audited and accompanied by a report and opinion of Tilt’s current accounting firm, Macias Gini & O’Connell LLP, or another independent registered public accountantsaccounting firm of recognized standing and satisfactory to the Noteholder Representative in its reasonable discretion, which report and opinion shall be prepared in accordance with generally accepted accounting principlesGAAP; (ii) as soon as available but in any event within thirty (30) days after the end of each month, the Parent’s unaudited, internally prepared monthly consolidated and consolidating financial statements, along with year-to-date information, including a balance sheet, income statement and statement of cash flows with respect to the periods measured, all in reasonable detail (including without limitation a separate breakout of sales, a free cash flow report and a profit and loss statement for CAC)at the level of detail provided to the Parent’s Board of Directors, and such other information and materials that the Noteholder Representative may request in respect of each Loan Party’s cultivation and dispensary operations on a state-by-state basis and satisfactory in form, substance and scope to the Noteholder Representative and certified by an authorized financial or accounting Responsible Officer of the Parent (or any other Responsible Officer reasonably satisfactory to the Noteholder Representative) as presenting fairly the financial position (on a consolidated basis, if applicable) of the Parent as of the date indicated and the results of their operations and changes in financial position (on a consolidated basis if applicable) for the period indicated in conformity with IFRSGAAP, consistently applied (except for such inconsistencies which may be disclosed in such report); and (iii) Withinconcurrently with any delivery of financial statements under clause (i) or (ii) above, a certificate of the Chief Financial Officer of Parent in substantially the form of Exhibit C (i) certifying, in the case of the financial statements delivered under clause (ii) above, as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default or an Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (iii) with respect to each delivery of financial statements under clause (ii) for the last month of each fiscal quarter, setting forth reasonably detailed calculations demonstrating compliance with Sections 8.1, 8.2 and 8.3.

37 (iii)(iv) within a reasonable time following any request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party or any Subsidiary, or compliance with the terms of this Agreement, as the Noteholder Representative may reasonably request. 6.126.14 Maintenance of Insurance. Each of the Borrowers and each other Loan Party (other than Immaterial Subsidiaries) shall (i) maintain policies of insurance with financially sound and reputable carriers, and in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Parent operates, in each case of at least the same type and coverages as maintained as of the date of this Agreement; (ii) within 30if requested by the Noteholder Representative, within thirty (30) days following the Closing obtain key man life insurance on each of Gary F. Santo, Jr. and Dana Arvidson, each such policy with financially sound and reputable carriers in such amounts required by Noteholder Representative, not to exceed $20,000,000 in the aggregate; (iii) within thirty (30) days following the Closing and on each anniversary of the Closing deliver to the Noteholder Representative certificates of insurance; and (iiiiv) promptly at the request of the Noteholder Representative, deliver to the Noteholder Representative all certificates and reports prepared in connection with such insurance. The Parent agrees that its Board of Directors shall undertake a comprehensive review of its insurance policies and coverages promptly following the Closing, and annually thereafter, to determine suitability at such times and whether to increase coverages. The Parent agrees to cause the Noteholder Representative to be named as a loss payee on all its insurance policies. In addition, the Parent agrees it will not reduce the level or scope of its insurance policies, not renew, terminate or cancel any insurance coverage in place or remove the Noteholder Representative as a loss payee thereunder, in each case prior to fulfillment of the Obligations under the Notes and thereafter for a period of at least six years without the prior consent of the Noteholder Representative. 6.136.15 Maintenance of Office. The Borrowers will maintain theirits chief executive office at the locations set forth in the Information Certificate, or at such other place in the United States or Canada as the Parent or a Borrower shall designate in writing to the Noteholder Representative, where notices, presentations and demands to or upon the Loan Parties in respect of the Loan Documents to which the Loan Party is a party may be given or made. 6.146.16 Existence. The Except as permitted by Section 7.6 and except with respect to the White Haven Sale-Leaseback, the Parent will and shall cause each of its Material Subsidiaries to preserve and maintain its legal existence and all of its rights, privileges, licenses, contracts and property and assets used or useful to its business except to the extent failure to do so would not reasonably be expected to result in a Material Adverse Effect. 6.156.17 Lockbox Account. So long as the Senior Indebtedness has been paid in full and any Obligations remain outstanding, (i) CAC shall, upon request of the

38 Noteholder Representative, use reasonable commercial efforts to establish and maintain its primary operating accounts (individually and/or collectively as the context may require, the “Lockbox Account”) with a bank reasonably acceptable to the Noteholder Representative (the “Lockbox Bank”) which shall be pledged to the Noteholder Representative, and which Lockbox Account shall be subject to springing dominion and control of the Noteholder Representative under the Lockbox Agreement. Upon the occurrence and during the continuance of an Event of Default, the Noteholder Representative shall have the sole right to authorize withdrawals (whether by CAC or any other Person), in accordance with instructions given by the Noteholder Representative to Lockbox Bank pursuant to the Lockbox Agreement and all costs and expenses for establishing and maintaining the Lockbox Account shall be paid by CAC. In addition, upon the request of the Noteholder Representative of a Loan Party, such Loan Party shall use commercially reasonable efforts to enter into one or more DACA’sDACAs. Upon the request of the Noteholder Representative, a Loan Party shall use commercially reasonable efforts to enter into one or more DACAs with the bank(s) at which it maintains its primary operating accounts (or, as may be reasonably requested, move such operating accounts to one or more other banks willing to enter into such DACA(s)) (each such bank, a “DACA Bank”), whereby the subject bank account shall be subject to springing dominion and control of the Noteholder Representative under the Lockbox Agreement.. Upon the occurrence and during the continuance of an Event of Default, the Noteholder Representative shall have the sole right to authorize withdrawals (whether by the relevant Loan Party or any other Person), in accordance with instructions given by the Noteholder Representative to the relevant DACA Bank pursuant to the relevant DACA and all costs and expenses for implementing the DACAs shall be paid by the Borrowers. 6.166.18 Further Assurances. The Parent and each of the Borrowers will cooperate with the Noteholder Representative and execute such further instruments and documents as the Noteholder Representative shall reasonably request to effectuate the terms of this Agreement and the other Loan Documents, including the continuation, perfection and priority of the Liens under the Security Agreements. 6.176.19 Reserved. 6.20 Independent Board Committee; Additional Board Seats. No later than thirty (30) days after the payment in full of the Senior Indebtedness, and for Representation. (a) For so long as any Obligations are the Notes and the AP Notes remain outstanding, the Board shall appoint two representatives identified by the Noteholder Representative as additional shall have the right to designate up to two (2) nominees for the Board (the “Noteholder Designees”). It shall be a condition to the Closing that the Board shall have decreased the number of directors on the Board, each to five (5), of whom shall serve on the Board as independent(i) two (2) shall be Noteholder Designees, and (ii) three (3) shall not hold a financial interest in any Notes (except with the approval of a majority of the directors who are not Noteholder Designees). If a vacancy occurs among the Noteholder Designees, the Noteholder Representative shall have the right to designate a replacement, and, if the Noteholder Representative exercises its right to nominate a replacement, Parent shall have a reasonable period of time from the date of the Noteholder Representative's nomination of a replacement, to work to fill such vacancy. In the event that the Board reasonably determines, based solely on background checks or applicable ~~Canadian Stock~~ Exchange rules and regulations, that ~~either of them~~any Noteholder Designee is unsuitable, or in the event of the resignation, death or disability of ~~either such director~~a Noteholder Designee (or any successor thereto) or if ~~either~~any such ~~director~~Noteholder Designee is not elected to serve as director at an Annual General Meeting or Special General Meeting of ~~stockholders~~shareholders of the Parent, then the Board shall, consistent with its fiduciary duty and standard of care, appoint another individual approved by the Noteholder Representative to serve as an independent director in lieu or replacement thereof. The Parent shall ensure that the directors serving as independent directors pursuant to this Section 6.~~18~~20 are nominated to continue to serve as directors of the Parent at each meeting of ~~stockholders~~shareholders at which directors of the Parent are elected. The number of directors constituting the Board shall not ~~take any of the following actions~~be increased to more than five (5) without the ~~affirmative vote or consent of each of such independent directors and, in the event that there are no such independent directors serving on the Board at any time, the~~prior written consent of the Noteholder Representative~~:~~.

(b) ~~Except as otherwise provided herein, payment of~~Neither the Board nor a Loan Party shall take any of the following actions without the prior affirmative vote or prior written consent of one (1) of the Noteholder Designees:

(i) Payment(s) in the aggregate in any 12-month period with respect to any account payable outstanding on the date hereof in excess of U.S. $250,000~~;~~ or such other amount for such account payable provided for in an annual budget of the Loan Parties as approved below;

(ii) Incurring any liabilities or obligations or expending any funds not included in the annual budget of the Loan Parties as approved below or as provided above, including any individual account payable, in excess of U.S. $250,000 in the aggregate, outside of the ordinary course of business;

(iii) Entering into any agreement, contract, arrangement or understanding, written or oral, that provides for the purchase of goods or services in excess of U.S. $250,000, including license agreements, by any Loan Party from any Person, other than purchase orders for the purchase of goods or services in the ordinary course of business;

(iv) Agreeing to any settlement in excess of U.S. $250,000 of any dispute, proceeding or litigation, including any of the foregoing related to any account payable;

39

40 (v) Changing any of the accounting principles or basis for its financial statements, other than in accordance with any change in applicable law or regulations, and appointing or reappointing the independent auditors of the Parent; (vi) Approving the annual budget (including for fiscal year 2023) for the Loan Parties, including amounts to be expended with respect to Shinnecock and each individual budgeted expenditure in excess of U.S. $250,000, which shall be submitted to the Board no later than thirty (30) prior to the commencement of each fiscal year of the Parent; or (vii) Expending any amounts with respect to the Shinnecock Loan Agreement, or otherwise with respect to Shinnecock, in excess of amounts set forth in an annual budget of the Loan Parties as approved above; or (vii)(viii) Approving the hiring or termination of any chief executive officer, president, chief financial officer, chief operating officer or other executive officer of Parent or increasing or decreasing the compensation payable to any of them, and with respect to the payment of any bonuses or stock awards to such persons. The foregoing provisions of this Section 6.1820 shall remain in full force and effect until the later of (i) the date on which the Obligations have been paid in full and (ii) the date on which a majority of the members of the Board shall consist of “independent” directors, it being agreed and understood that the “independence” of each such director shall be mutually determined by the Board and . 6.186.21 Observation Right. The Parent will permit the Noteholder Representative. Upon the provisions of this Section 6.18 ceasing to or its designee (the “NR Observer”) to attend all meetings of the Parent’s Board of Directors in a non-voting observer capacity subject to the agreement by the Noteholder Representative or designee, as applicable: (i) to hold in strict confidence and to act in a fiduciary manner with respect to all information and materials that he or she may receive or be given access to in connection with meetings of the Parent’s Board of Directors (“Confidential Information”), (ii) not to disclose such Confidential Information to any third parties, and (iii) to exercise due care in protecting the confidentiality of any Confidential Information. The NR Observer may be in full force excluded from certain confidential “closed sessions” or “executive sessions” of the Board or any portions of a Board meeting if, in the reasonable judgment of the Board or of the Parent’s Chief Executive Officer, there is a competitive conflict of interest with respect to the issue to be discussed, the matters to be discussed are highly sensitive or if the NR Observer’s presence would adversely affect the Parent whether by way of adversely affecting the attorney-client privilege between the Parent and effect subject to the immediately preceding sentence,its counsel or otherwise. The Parent’s Board of Director’s may meet and prior to the next election of directors by shareholders of the Parent, each of the independent directors exercising the consent rights set forth hereinabove may be removedcommunicate informally by majority vote of the telephone or

41 other members of the Board electronic means from time to time to discuss pending matters without the presence or notice to the NR Observer, provided that are deemed independent in accordance with the immediately preceding sentencethe Board does not take or contemplate taking any formal action at such an informal meeting. If the Parent’s Board of Directors meets on short notice in person or telephonically and the NR observer is not able to attend for any reason, then the Board may proceed with such meeting without the presence of the NR Observer so long as the NR Observer is updated accordingly promptly thereafter. 6.196.22 Reserved. 1.12 Mortgage. If requested by the Senior Noteholder Representative with respect to the Senior Loan, and requested by the Noteholder Representative following the Closing, the Parent shall cause Standard Farms, LLC to grant the Noteholder Representative a mortgage, in form and substance reasonably satisfactory to the Noteholder Representative, on the real property located in the Commonwealth of Pennsylvania owned by Standard Farms, LLC. 1.13 Amendment to Constating Documents. As soon as reasonably practicable following the payment in full of the Senior Indebtedness, the Parent shall amend, or cause the amendment of, its or any other Loan Party’s Constating Documents to the extent reasonably required by the Noteholder Representative to reflect or further evidence the rights of the Purchasers and the Noteholder Representative and the voting rights set forth in Section 6.18 of this Agreement. 6.23 Payment of Noteholder Representative Fee. The Borrowers shall pay, when due, the Noteholder Representative Fee. 7. Negative Covenants. Parent and the Borrowers covenant and agree with Purchasers that until the Obligations (other than inchoate indemnity obligations) are paid in full, Parent, the Borrowers and the other Loan Parties will perform or cause to be performed the covenants set forth below in all material respects. Notwithstanding anything herein to the contrary, for so long as any Obligations are outstanding, consent of the Noteholder Representative to any of the actions set forth in this Section 7 (other than the consent specified in the second sentence of Section 7.5) shall not be required to the extent any such action shall be approved by the Senior Noteholders or Senior Noteholder Representative, in its capacity as such, in connection with the Senior Loan. 7.1 Indebtedness.; Equity Investments. Other than Permitted Indebtedness, no Loan Party shall (a) incur or permit to exist any Indebtedness., or (b) accept any equity investment from any Person that is not a Loan Party. 7.2 Liens. No Loan Party shall create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for Permitted Liens. 7.3 Investments, Loans. The Loan Parties will not, and will not permit any of their Subsidiaries to, purchase or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests,

42 evidence of Indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make any loans or advances to, or make any investment or any other interest in, any other Person or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, or create or form any Subsidiary. other than (subject to Section 7.19, loans or advances to Shinnecock under the Shinnecock Loan Agreement). 7.4 Impairment of Rights. Parent will not, and will not permit any of its Subsidiaries to, undertake any action or engage in any transaction or activity to impair the Purchaser’s rights hereunder, provided that the foregoing shall not restrict the Parent or any of its Subsidiaries from arranging or entering any refinancing of the Obligations so long as the Obligations are concurrently paid in full with the closing of such refinancing. 7.5 Asset Dispositions. Other than Permitted Dispositions, subject to the Intercreditor Agreement, no Loan Party shall sell, convey, lease, license, assign or otherwise dispose of any assets outside of the ordinary course of business if in an aggregate amount in excess of U.S. $50,000.00 without prior written consent of the Noteholder Representative. Except as otherwise provided in this Agreement or agreed by the Noteholder Representative, the net proceeds of any asset disposition shall be allocated 100% to the prepayment of the Notes. 7.6 Merger or other Corporate Reorganization. No Loan Party shall enter into any reorganization, consolidation, amalgamation, arrangement, winding-up, merger or other similar transaction or convey, lease or dispose of all or substantially all of its assets without the prior written consent of the Noteholder Representative, except that any SubsidiaryLoan Party (other than Parent) may merge, amalgamate or consolidate with any other Subsidiary that is a Loan Party, or may sell all or substantially all of its assets to any Subsidiary that is a Loan Party without the prior written consent of the Noteholder Representative. 7.7 Payments on Indebtedness. Except for payments of Senior Indebtedness or payments otherwise permitted by the Intercreditor Agreement, noNo Loan Party shall make any payment or (p)repaymentprepayment on, purchase, defease, redeem, pay, (p)repayprepay, decrease or otherwise acquire or retire for value, any Indebtedness other than as expressly contemplated hereby and Indebtedness under the Notes and AP Notes in accordance with the provisions of this Agreement, except that outside of the continuance of an Event of Default, each Borrower and each other Loan Party may make (a) regular interest payments on Permitted Indebtedness in accordance with the provisions of the agreements related to such Permitted Indebtedness disclosed to the Purchasers prior to the date hereof, (b) scheduled principal repayments toward Permitted Indebtedness (other than the Senior Indebtedness) in accordance with the provisions of the agreements related to such Permitted Indebtedness disclosed to the Purchasers prior to the date hereof, and (c(c) payments on the Jupiter Credit Facility, and (d) such other payments of Indebtedness as consented to in writing by the Noteholder Representative. Notwithstanding the previous sentence, no Loan Party shall be permitted to make payment in respect of any shareholder loans, except if such payment is to another Loan Party that is not an Immaterial Subsidiary

43 and no payments may be made toward Permitted Indebtedness if and to the extent such payments would, but for the passage of time, result in an Event of Default under any Loan Document. 7.8 Redemption or Purchase of Equity Interests. No Loan Party shall purchase, redeem, retire or otherwise acquire for cash any securities (equity or other) except that one Loan Party may purchase, redeem or otherotherwise acquire securities of another Loan Party. 7.9 Amendment to Constating Documents. No Loan Party shall make any amendment to any of its Constating Documents in a manner which may prejudice the Purchasers, would result in a breach of a Loan Document or Event of Default hereunder or could reasonably be expected to result in a Material Adverse Effect. 7.10 Payment of Dividends. The Loan Parties shall not declare, pay, or provide for any dividends, distributions, or other payments based on share capital, except paymentpayments by a Loan Party (other than CAC) to another Loan Party. 7.11 Related Party Transactions. NoExcept for transactions permitted pursuant to Sections 7.8 and 7.10, no Loan Party shall enter into any transactions with any Affiliate or other non-arm’s-length parties (other than other Loan Parties) unless such transaction is for the sale of goods or services in the ordinary course of business upon fair and reasonable terms, no less favorable to such Loan Party than such Loan Party could obtain in a comparable arms-length transaction with an unrelated third party and no Event of Default shall have occurred and remain outstanding at the time such transaction occurs, or would occur immediately after giving effect to such transactionstransaction’s arm’s length commercial terms. 7.12 Loans etc. to others. No Loan Party shall make any loans, grant any credit or give any guarantee or other financial accommodation or assurance to or for the benefit of any Person, other than pursuant to the Shinnecock Loan Agreement as permitted herein, credit advanced to customers, distributors and consignees in the ordinary course of business, advances to employees for travel and other reasonable business expense in the ordinary course of business, or intercompany loans to other Loan Parties that are not Immaterial Subsidiaries and provided that any such intercompany loan may not be assigned to any Person who is not a Loan Party. No Loan Party shall loan money to, or otherwise make investment in or provide any financial assistance to any Immaterial Subsidiary. 7.13 Winding Up. No Loan Party other than an Immaterial Subsidiary may enter into or become party or subject to any dissolution, administration, winding-up, reorganization or similar transaction or proceeding. 7.14 Retirement Plans. Except as set forth in the Information Certificate, no Loan Party shall (i) incur any obligation to contribute to any type of retirement plan or (ii) hereafter incur any obligation make a severance payment unless (a) required by applicable Laws, (b) applicable employment contracts entered into on commercially reasonable terms in the ordinary course of business of any Loan Party and on arm’s length terms or (c) on

44 commercially reasonable terms in the ordinary course of business and on arm’s length terms. 7.15 Change in Nature of Business. The Parent will not, nor will it permit any Subsidiary to, engage in any line of business substantially different from those lines of business conducted by the Loan Parties on the date hereof or any business substantially related thereto or reasonable extensions thereof. 7.16 Amendments of Material Contracts. No Loan Party will amend, modify, cancel or terminate or permit the amendment, modification, cancellation or termination of any material contract if such amendment, modification, cancellation or termination would reasonably be expected to result in a Material Adverse Effect; provided that if a third party amends, modifies, cancels or terminates a material contract that would reasonably be expected to result in a Material Adverse Effect, the Loan Party will promptly notify the Noteholder Representative. 7.17 Sale and Leaseback Transactions. The Except with respect to the White Haven Sale-Leaseback, the Parent will not, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly with any Affiliate, whereby it shall sell or transfer any Property, real or personal, used or useful in its business, whether now owned or hereafter acquired and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purpose as the property sold or transferred. 7.18 No New Listing. The Parent shall not list its Common StockShares on any exchange other than the Exchange without prior written notice to the Noteholder Representative. 7.19 Shinnecock Advances. No Loan Party shall make any Shinnecock Advance that would cause the aggregate dollar amount of all Shinnecock Advances made by the Loan Parties to exceed U.S. $5,000,000.00 in any one calendar quarter and U.S. $18,000,000.00 in aggregate. If an Event of Default has occurred and is continuing, the Loan Parties shall not make any additional Shinnecock Advance without the prior written consent of the Noteholder Representative. In no event shall the total amount of Shinnecock Advances made by the Loan Parties exceed the monetary commitments of the Loan Parties described in the Shinnecock Loan Agreement. 7.20 Negative Pledge. Other than Permitted Liens, neither the Parent nor any Borrower will enter into or permit to exist any agreement, arrangement or understanding, either oral or in writing, with any person or entity, which restricts or prohibits a Loan Party from incurring or permitting to exist any Lien charge or other encumbrance on all or any portion of the Collateral in favor of the Noteholder Representative. 8. Financial Covenants. Parent and the Borrowers covenant and agree with Purchasers that until the Obligations (other than inchoate indemnity obligations) are paid in full, Parent will:

45 8.1 Fixed Charge Coverage Ratio. Have a Fixed Charge Coverage Ratio, measured on quarter-end basis, commencing with the quarter ending June 30, 2023, of at least 1.1:1.0. 8.2 Leverage Ratio. Have a Leverage Ratio of not greater than the applicable ratio set forth in the following table for the applicable date set forth opposite thereto: Applicable Ratio Applicable Date 4.0:1 For the twelve (12) month period ending December 31, 2023 3.0:1 For the twelve (12) month period ending December 31, 2024 2.5:1 For the twelve (12) month period ending December 31, 2025 8.3 Liquidity. Have Liquidity as of the last day of each fiscal quarter from and after the date hereof, commencing March 31, 2023, of at least $5,000,000. 8.9. Closing Conditions. 8.19.1 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of the following condition: (a) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any order, writ, judgment, injunction, decree, stipulation, determination or award which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof; provided, however, that the foregoing excludes the existence of any law, rule, regulation, order, writ, judgment, injunction, decree, stipulation, determination or award described in Section 1011.13 hereof. 8.29.2 Conditions to Obligations of Purchasers. The obligations of Purchasers to consummate the transactions contemplated by this Agreement at the Closing shall be subject to the fulfillment or Purchasers’ waiver, at or prior to the Closing, of each of the following conditions: (a) All representations and warranties of the Borrowers and the other Loan Parties contained herein and in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of the Closing, except to the extent that such representations and warranties relate solely to an

46 earlier date, in which case such representations and warranties shall be true and correct as of such earlier date. (b) The Borrowers and the other Loan Parties shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing. (c) The Borrowers or the other Loan Parties, as the case may be, shall have delivered to the Noteholder Representative and the Purchasers the following executed documents: (i) the Notes; (ii) the Guarantees; (iii) the Security Agreements; (iv) the Subordination Agreement; (v) the Payoff Letter; (vi) Legal opinions from U.S. and Canadian counsel to the Borrowers in form and substance satisfactory to the Noteholder Representative; and (vii) the Jupiter Note Purchase Agreement and related documents. 8.39.3 Conditions to Obligations of the Borrowers. The obligations of the Borrowers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Borrowers’ waiver, at or prior to the Closing, of each of the following conditions: (a) All representations and warranties of the Purchasers contained herein and in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of the Closing, except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date. (b) The Noteholder Representative and the Purchasers shall have executed delivered to the Borrowers this Agreement. (c) Purchasers shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing.

47 1.14 Post-Closing Obligations. Each of the following conditions shall be satisfied within the time indicated. (a) Within seven (7) days after the Initial Closing, each of Briteside Holdings LLC, Briteside Modular LLC and Briteside E-Commerce LLC, each a Tennessee limited liability company, shall have been converted to a Delaware limited liability company, and UCC-1 financing statements covering the Collateral and naming the Noteholder Representative as secured party shall have been filed with the Secretary of State of the State of Delaware naming each such entity as debtor. (b) Requirements hereunder to enter into DACAs shall be satisfied if satisfied post-closing as to the Senior Lender and the Subordination Agreement is in place; 9.10. Events of Default. 9.110.1Each of the following events shall constitute an “Event of Default” under this Agreement: (a) The failure of the Borrowers to pay any (i) principal payable under this Agreement or any other Loan Document when the same shall be due and payable, or (ii) interest, fees or other amount (other than principal) payable under this Agreement or any other Loan Document when the same shall be due and payable, and the continuance of any suchprovided, solely with respect to any non-payment (in whole or in part) referred to under this clause (ii) for a period of fourteen (14) days.five (5) Business Days. (b) If any representation, warranty, certification or statement of fact made or deemed made by the Borrowers or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made. (c) theThe Loan Parties shall fail to observe or perform any covenant or agreement contained in (i) Section 7.19 or (ii) Sections 4.1 or, 6.1416 (with respect to the legal existence of the Loan Parties);) or Section 8; provided, however, that it shall not be an Event of Default if a Loan Party is not in good standing in any jurisdiction unless such failure to maintain its good standing would be reasonably likely to result in a Material Adverse Effect. (d) anyAny Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in subsections (a), (b) or (c) of this Section) or any other Loan Document, and such failure shall remain unremedied for thirty (30) days after the earlier of (i) any officer of the Borrowers has knowledge of such default, or (ii) notice thereof shall have been given to the Borrowers by the Noteholder Representative.

48 (e) theThe failure of any Loan Party or any Subsidiary to make any payment, whether of principal or interest and regardless of amount in respect of any Indebtedness in a principal amount in excess of U.S. $10,000, unless such Indebtedness is the subject of a bona fide dispute. (f) Any Loan Party (i) makes a general assignment for the benefit of creditors, (ii) institutes or has instituted against it any proceeding, including without limitation, under Chapter 15 of the Bankruptcy Code or any applicable corporate law or other bankruptcy and insolvency law, seeking (a) to adjudicate it a bankrupt or insolvent, (b) liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, compromise, arrangement or composition of it or its debts under any laws relating to bankruptcy, insolvency, reorganization or relief of debtors, or (c) the entry of an order for relief or the appointment of a receiver, trustee, monitor or other similar official for it or for any part of its properties and assets, or (iii) takes any corporate action to authorize any of the above actions; provided that, in the case of any such proceeding instituted against any Loan Party (but not instituted by it), either the proceeding remains dismissed or unstayed for a period of thirty (30) days. (g) anyAny proceedings are commenced or any application is made for the bankruptcy, insolvency, reorganization, winding-up, liquidation or dissolution or any similar proceedings, including any such proceedings under corporate law, of any Loan Party or any decree, order or approval for such bankruptcy, insolvency, reorganization, winding-up, liquidation or dissolution is issued or entered, unless such Loan Party in good faith actively and diligently contests such proceedings, decree, order or approval, resulting in a dismissal or stay thereof within ninety (90) days of commencement or anything analogous in any other jurisdiction. (h) anyAny judgment, writ, warrant of attachment or similar process involving an amount in excess of U.S. $250,000 in the aggregate shall be rendered against any of the Borrowers or any of their Subsidiaries, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of sixty (60) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect. (i) anyAny non-monetary judgment or order shall be rendered against any of the Borrowers or any of their Subsidiaries that would reasonably be expected to have a Material Adverse Effect, and there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect. (j) anyAny Loan Party shall seek to terminate its obligation under the Guaranty or Security Agreement or any other Loan Document in any material respect. (k) anyAny Lien purported to be created under any Loan Document shall be asserted by any Loan Party not to be a valid and perfected Lien on any

49 material Collateral, with the priority required by the applicable Loan Documents (subject to Permitted Liens). (l) anyThe Subordination Agreement shall cease to be in full force and effect (other than a termination of the Subordination Agreement by its terms in connection with a payoff or otherwise and which termination does not affect the priority of the security interest of the Notes or the AP Notes) or the Notes or AP Notes shall cease to entitled to the rights and protections provided thereunder. (l)(m) Any event or circumstance which would reasonably be expected to result in a Material Adverse Effect shall have occurred. (m)(n) theThe occurrence of a Change of Control. (o) thenIf either Gary F. Santo, Jr. or Dana Arvidson shall become unable to perform or ceases to be employed in his current position with Parent, and shall not be replaced within ninety (90) days, including on an interim basis, by an individual approved by the Noteholder Representative in its reasonable discretion. (p) The annual budget of the Loan Parties for fiscal year 2023 shall not have been approved by the Board of Parent as provided in Section 6.20(b)(vi) by March 14, 2023. Then, and in every such event (other than an event with respect to the Borrowers described in subsection (d) or (e) of this Section) and at any time thereafter during the continuance of such event, subject to the Subordination Agreement, the Noteholder Representative may, and upon the written request of the Required PurchasersNoteholders shall, by notice to the Borrowers, take any or all of the following actions, at the same or different times: (i) declare the principal of and any accrued interest on the Notes and the AP Notes, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, (iiiii) exercise all remedies contained in any other Loan Document, and (iviii) exercise any other remedies available at law or in equity; provided that, if an Event of Default specified in either subsection (d) or (e) shall occur, the principal of the Notes and the AP Notes then outstanding, together with accrued interest thereon, and all fees and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. If at any time there are insufficient funds to pay fully all amounts of principal, interest, fees and expenses then due hereunder, such funds shall be applied as follows: first, to all fees and reimbursable expenses of the Noteholder Representative then due and payable pursuant to any of the Loan Documents; second, to all interest and fees then due and payable hereunder, pro rata to the Purchasers based on their respective pro rata shares of such interest and fees; and third, to all principal of the Notes then due and payable hereunder, pro rata to the Purchasers based on their respective pro rata shares of such principal.

50 10.11. Miscellaneous. 10.111.1 Expenses; Indemnification. (a) The Borrowers shall pay (i) all reasonable and documented out-of-pocket costs and expenses of the Noteholder Representative, including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Noteholder Representative, in connection with the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), including the reasonable fees, charges and disbursements of counsel for the Noteholder Representative, (ii) all reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable retainers, fees, charges and disbursements of outside counsel) incurred by the Noteholder Representative in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Notes issued hereunder and the AP Notes, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Notes. Such fees described hereinabove in this Section 11.1(a) are separate from and in addition to the Noteholder Representative Fee. (b) The Borrowers shall indemnify the Noteholder Representative, each PurchaserNoteholder and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee), asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, any other Related Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Note, any AP Note or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (x) the gross negligence, bad faith or willful misconduct of an Indemnitee or (y) a claim brought by the Borrowers or any other Loan Party against an Indemnitee for a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document.

51 (c) The Borrowers shall pay, and hold the Noteholder Representative and each of the PurchasersNoteholders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein or any payments due thereunder, and save the Noteholder Representative and each PurchaserNoteholder harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes. (d) The parties hereto mutually agree not to assert, and each hereby waives, any claim against the other, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Note or the use of proceeds thereof; provided, that nothing in this clause (d) shall relieve the Borrowers of any obligation they may have to indemnify any Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. (e) All amounts due under this Section shall be payable promptly after written demand therefor. 10.211.2 Noteholder Representative. (a) Appointment of the Noteholder Representative. (i) Each PurchaserNoteholder irrevocably appoints Jordan Geotas as the Noteholder Representative and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Noteholder Representative under this Agreement and the other Loan Documents, including the execution and delivery of such Loan Documents other than this Agreement to which the Noteholder Representative is a party (including without limitation the Subordination Agreement and the Security Agreements), in each case on behalf of and for the benefit of the Noteholders, together with all such actions and powers that are reasonably incidental thereto. The Noteholder Representative may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Noteholder Representative. The Noteholder Representative and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Section 1011.2 shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the Obligations as well as activities as the Noteholder Representative. (ii) It is understood and agreed that the use of the term “agent” or “representative” herein or in any other Loan Document (or any similar

52 term) with reference to the Noteholder Representative is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law or that the Noteholder Representative will be providing any financial or advisory services... Instead, such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties. (c) Nature of Duties of the Noteholder Representative. The Noteholder Representative shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) except as expressly set out in any Loan Document, the Noteholder Representative shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (b) the Noteholder Representative shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents, (c) the Noteholder Representative shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Noteholder Representative to liability or that is contrary to any Loan Document or applicable lawLaw; (d) except as expressly set forth in the Loan Documents, the Noteholder Representative shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Subsidiaries that is communicated to or obtained by the Noteholder Representative or any of its Affiliates in any capacity and (e) except as may be expressly required under this Agreement, the Noteholder Representative shall not be obligated to seek the consent of or input from the PurchasersNoteholders in connection with the exercise of his rights and performance of his obligations as the Noteholder Representative under this Agreement. The Noteholder Representative shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Required PurchasersNoteholders or, if no such consent or request is applicable, in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment. The Noteholder Representative shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Noteholder Representative acted with gross negligence or willful misconduct in the selection of such sub-agents. The Noteholder Representative shall not be deemed to have knowledge of any Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being an “Event of Default” hereunder) is given to the Noteholder Representative by the Borrowers or any PurchaserNoteholder, and the Noteholder Representative shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Noteholder Representative. The Noteholder Representative may consult with legal counsel (including counsel for the Borrowers) concerning all matters pertaining to such duties.

(a) Lack of Reliance on the Noteholder Representative. Each of the ~~Purchasers~~Noteholders acknowledges that it has, independently and without reliance upon the Noteholder Representative or any other ~~Purchaser~~Noteholder and based on such documents and information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement. Each of the ~~Purchasers~~Noteholders also acknowledges that it will, independently and without reliance upon the Noteholder Representative or any other ~~Purchaser~~Noteholder and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

(d) Certain Rights of the Noteholder Representative. If the Noteholder Representative shall request instructions from the Required ~~Purchasers~~Noteholders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Noteholder Representative shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such ~~Purchasers~~Noteholders, and the Noteholder Representative shall not incur liability to any Person by reason of so refraining~~. Without limiting the foregoing, no Purchaser~~. Notwithstanding the foregoing, if the Noteholder Representative shall not have received instructions from the Required Noteholders within five (5) Business Days of its delivery of any such request for instructions made by it to the Noteholders, the Noteholder Representative shall be free to act in its own discretion and not be bound by any instructions from fewer than the Required Noteholders. Without limiting the foregoing, no Noteholder shall have any right of action whatsoever against the Noteholder Representative as a result of the Noteholder Representative acting or refraining from acting hereunder in accordance with the instructions of the Required ~~Purchasers~~Noteholders where required by the terms of this Agreement or from acting or refraining from acting hereunder in accordance with the rights granted to it under this Agreement where no such instructions are required.

(b) Reliance by the Noteholder Representative. The Noteholder Representative shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Noteholder Representative may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Noteholder Representative may consult with legal counsel (including counsel for the Borrowers), independent public accountants and

53

other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

(f) Indemnification of the Noteholder Representative by ~~Purchasers~~Noteholders. The ~~Purchasers~~Noteholders shall, jointly and severally, indemnify the Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any ~~Purchaser~~Noteholder arising out of, in connection with, or as a result of (i) the performance by the Noteholder Representative of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith ~~-~~or willful misconduct of such Indemnitee. To the extent permitted by applicable law, the ~~Purchasers~~Noteholders shall not assert, and hereby ~~waives~~waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein. All amounts due under this Section shall be payable promptly after written demand therefor.

(c)~~——~~The Noteholder Representative in its Individual Capacity. The Person serving as the Noteholder Representative shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a ~~Purchaser~~Noteholder as any other ~~Purchaser~~Noteholder and may exercise or refrain from exercising the same as though it were not the Noteholder Representative; and the terms "Purchasers", "Noteholders", "Required ~~Purchasers~~Noteholders" or any similar terms shall, unless the context clearly otherwise indicates, include the Noteholder Representative in its individual capacity. The Person acting as the Noteholder Representative and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrowers or any Subsidiary or Affiliates of the Borrowers as if it were not the Noteholder Representative hereunder.

(h) Successor Noteholder Representative.

(i) The Noteholder Representative may resign at any time by giving notice thereof to the ~~Purchasers~~Noteholders and the Borrowers. Upon any such resignation, the Required ~~Purchasers~~Noteholders shall have

54

the right to appoint a successor Noteholder Representative, subject to approval by the Borrowers provided that no Event of Default shall exist at such time. If no successor Noteholder Representative shall have been so appointed, and shall have accepted such appointment within thirty (30~~-~~) days after the retiring Noteholder Representative gives notice of resignation, then the retiring Noteholder Representative may, on behalf of the ~~Purchasers~~Noteholders, appoint a successor Noteholder Representative, subject to approval by the Borrowers.

(ii) Upon the acceptance of its appointment as the Noteholder Representative hereunder by a successor, such successor Noteholder Representative shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Noteholder Representative, and the retiring Noteholder Representative shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If, within forty-five (45) days after written notice is given of the retiring Noteholder Representative's resignation under this Section ~~10~~11.2, no successor Noteholder Representative shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Noteholder Representative's resignation shall become effective, (ii) the retiring Noteholder Representative shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required ~~Purchasers~~Noteholders shall thereafter perform all duties of the retiring Noteholder Representative under the Loan Documents until such time as the Required ~~Purchasers~~Noteholders appoint a successor Noteholder Representative as provided above. After any retiring Noteholder Representative's resignation hereunder, the provisions of this Section ~~10~~11.2 shall continue in effect for the benefit of such retiring Noteholder Representative and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Noteholder Representative.

(i) The Noteholder Representative May File Proofs of Claim.

(i) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Noteholder Representative (irrespective of whether the principal of any Note shall then be due and payable as expressed in the Loan Documents or by declaration or otherwise and irrespective of whether the Noteholder Representative shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Notes and all other Obligations that are owing and unpaid and to file such

55

other documents as may be necessary or advisable in order to have the claims of the ~~Purchasers~~Noteholders and the Noteholder Representative (including any claim for the reasonable compensation, expenses, disbursements and advances of the ~~Purchasers~~Noteholders and the Noteholder Representative and its agents and counsel and all other amounts due the ~~Purchasers~~Noteholders and the Noteholder Representative under the Loan Documents) allowed in such judicial proceeding; and

(B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

(ii) Any custodian, receiver, assignee, trustee, liquidator, sequestrator, monitor or other similar official in any such judicial proceeding is hereby authorized by each ~~Purchaser~~Noteholder to make such payments to the Noteholder Representative and, if the Noteholder Representative shall consent to the making of such payments directly to the ~~Purchasers~~Noteholders, to pay to the Noteholder Representative any amount due for the reasonable compensation, expenses, disbursements and advances of the Noteholder Representative and its agents and counsel, and any other amounts due the Noteholder Representative under the Loan Documents.

Nothing contained herein shall be deemed to authorize the Noteholder Representative to authorize or consent to or accept or adopt on behalf of any ~~Purchaser~~Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any ~~Purchaser~~Noteholder or to authorize the Noteholder Representative to vote in respect of the claim of any ~~Purchaser~~Noteholder in any such proceeding.

(d) Authorization to Execute Other Loan Documents. Each ~~Purchaser~~Noteholder hereby authorizes the Noteholder Representative to execute on behalf of all ~~Purchasers~~Noteholders all Loan Documents other than this Agreement.

(e) Collateral and Guaranty Matters~~.~~. The ~~Purchasers~~Noteholders irrevocably authorize the Noteholder Representative, at its option and in its discretion:

(i) to release any Lien on any property granted to or held by the Noteholder Representative under any Loan Document (i) upon payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document or (iii) if approved, authorized or ratified in writing in accordance with Section ~~10~~11.10;

(ii) to enter into the Subordination Agreement, and perform all obligations thereunder, respectively, and to enter into any amendments of

56

the Subordination Agreement which do not materially modify the rights of the ~~Purchasers~~Noteholders or the Noteholder Representative thereunder, and agree to be bound by the terms thereof; and

(iii) to release any Loan Party from its obligations under the applicable Security Agreements and Guarantees if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Noteholder Representative at any time, the Required ~~Purchasers~~Noteholders will confirm in writing the Noteholder Representative's authority to release its interest in particular types or items of property, or to release any Loan Party from its obligations under the applicable Security Agreements and Guarantees pursuant to this Section ~~10~~11.2. In each case as specified in this Section ~~10~~11.2, the Noteholder Representative is authorized, at the Borrowers' expense, to execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Liens granted under the applicable Security Agreements and Guarantees, or to release such Loan Party from its obligations under the applicable Security Agreements and Guarantees, in each case in accordance with the terms of the Loan Documents and this Section ~~10~~11.2.

(f) Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrowers, the Noteholder Representative and each ~~Purchaser~~Noteholder hereby agree that (i) no ~~Purchaser~~Noteholder shall have any right individually to realize upon any of the Collateral or to enforce the Security Agreements and Guarantees, it being understood and agreed that all powers, rights and remedies hereunder and under the Security Agreements and Guarantees may be exercised solely by the Noteholder Representative, and (ii) in the event of a foreclosure by the Noteholder Representative on any of the Collateral pursuant to a public or private sale or other disposition, the Noteholder Representative or any ~~Purchaser~~Noteholder may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Noteholder Representative, as agent for and representative of the ~~Purchasers~~Noteholders (but not any ~~Purchaser~~Noteholder or ~~Purchasers~~Noteholders in its or their respective individual capacities unless the Required ~~Purchasers~~Noteholders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Noteholder Representative at such sale or other disposition.

~~10.3~~11.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Borrowers may not assign their obligations under this Agreement without the written consent of the Noteholder Representative. This Agreement is for the sole benefit of the

57

58 PurchasersNoteholders and Noteholder Representative and the other parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. 10.411.4 Choice of Law. This Agreement, the Notes and the AP Notes, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the CommonwealthState of MassachusettsArizona, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of Commonwealththe State of MassachusettsArizona. 10.511.5 Jurisdiction and Venue. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE COURTS OF THE COMMONWEALTHSTATE OF MASSACHUSETTSARIZONA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. 10.611.6 Counterparts. This Agreement and the other Loan Documents may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes. 10.711.7 Titles and Subtitles. The titles and subtitles used in this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement. 10.811.8 Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number or other address as subsequently modified by written notice given in accordance with this Section).

~~10.9~~11.9 No Finder's Fee. Except as may be determined pursuant to an agreement that the Parent has entered into with Alliance Global Partners, each party represents that it neither is nor will be obligated to pay any finder's fee, broker's fee or commission in connection with the transactions contemplated by this Agreement. Each ~~Purchaser~~Noteholder agrees to indemnify and to hold the Borrowers harmless from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which each ~~Purchaser~~Noteholder or any of its officers, employees or representatives is responsible. The Borrowers agree to indemnify and hold each ~~Purchaser~~Noteholder harmless from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which the Parent or any Borrower or any of their respective officers, employees or representatives is responsible.

~~10.10~~11.10 Entire Agreement; Amendments and Waivers. This Agreement, the Notes, the AP Notes, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Borrowers' agreements with each of the Purchasers and the AP Noteholders are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales. Notwithstanding the foregoing, any term of this Agreement, the Notes or the AP Notes may be amended and the observance of any term of this Agreement, the Notes or the AP Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Borrowers and the Noteholder Representative. Any waiver or amendment effected in accordance with this Section will be binding upon each party to this Agreement and each holder of a Note purchased under this Agreement and each holder of each AP Note then outstanding and each future holder of all such ~~Notes~~notes. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

~~10.11~~11.11 Effect of Amendment or Waiver. Each Purchaser and each AP Noteholder acknowledges and agrees that, by the operation of this Section ~~10~~11.11 hereof, the Noteholder Representative will have the right and power to diminish or eliminate all rights of such ~~Purchaser~~Person under this Agreement ~~and~~, each Note issued to such Purchaser, and each AP Note issued to such AP Noteholder, provided that such changes shall apply equally to all Purchasers.

~~10.12~~11.12 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable ~~law~~Law, such provisions will be excluded from this

59

60 Agreement and the balance of the Agreement will be interpreted as if such provisions were so excluded and this Agreement will be enforceable in accordance with its terms. 10.1311.13 Federal Cannabis Laws. The parties acknowledge that as of the date hereof, the production, sale, possession and use of cannabis are illegal under the Controlled Substances Act, 21 USC 801 et seq., as it applies to marijuana (“CSA”) and that cannabis is currently classified as a Schedule I controlled substance under the CSA. The United States Supreme Court has confirmed that the federal government has the right to regulate and criminalize cannabis, including for medical purposes, and that federal law criminalizing the use of cannabis preempts state laws that legalize its use. The parties hereto understand that while cannabis production is currently legal under the laws of the Commonwealth of Massachusetts and certain other states, they are subject to change and that the production, sale, use and possession of cannabis may remain illegal under federal law for the foreseeable future. 10.1411.14 Transfer Restrictions. (a) Compliance with Laws. Notwithstanding any other provision of this Section, each Purchaser covenants that the Notes(i) acknowledges and agrees that the Notes, Warrants and Warrant Shares are subject to resale restrictions under Applicable Securities Legislation and (ii) covenants that the Notes, Warrants and Warrant Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration and prospectus requirements of theApplicable Securities ActLegislation, and in compliance with any applicable state and federal securities laws.Applicable Securities Legislation. In connection with any transfer of the Notes, the Warrants or the Warrant Shares other than (i) pursuant to an effective registration statement, (ii) to the Parent or (iii) pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”)following the applicable holding period, the Parent may require the transferor thereof to provide to the Parent an opinion of counsel selected by the transferor and reasonably acceptable to the Parent, the form and substance of which opinion shall be reasonably satisfactory to the Parent, to the effect that such transfer does not require registration of such transferred Notes, Warrants or Warrant Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement. Notwithstanding the provisions set forth above, no such restriction shall apply to a transfer by a Purchaser that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Purchaser, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, or (D) an individual transferring to the Purchaser’s spouse, children or grandchildren or a trust for the exclusive benefit of an individual Purchaser;, provided that in each case the transferee will agree in writing to be subject to the

61 terms of this Agreement and the transfer is permitted under Applicable Securities Legislation. (b) U.S. Legends. Certificates evidencing the Notes, Warrants and Warrant Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required as set forth in this Agreement: THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAW OF ANY FOREIGN JURISDICTION OR ANY STATE WITHIN THE UNITED STATES. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR SUCH FOREIGN OR STATE SECURITIES LAW OR UNLESS THE PARENT HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE PARENT AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. (c) Removal of U.S. Legends. The legend set forth above shall be removed and the Parent shall issue a certificate without such legend or any other “restrictive” legend to the holder of the applicable Notes, Warrants or Warrant Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Notes, Warrants and Warrant Shares are registered for resale under the Securities Act pursuant to an effective registration statement, (ii) such Notes, Warrants or Warrant Shares are sold or transferred pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Parent), or (iii) such Notes, Warrants or Warrant Shares are eligible for sale under Rule 144 without any limits or restrictions provided in Rule 144. If any portion of the Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if such Warrant Shares may be sold under Rule 144 without any limits or restrictions provided in Rule 144, then such Warrant Shares shall be issued free of all legends. (d) Canadian Legends. The NotesWarrants and the Warrant Shares shall have attached to them, whether through an electronic book-based system or on certificates that may be issued to evidence such securities, as applicable, a legend setting out resale restrictions under applicable securities lawsApplicable Securities Legislation substantially in the following form (and with the necessary information inserted): “UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DATE OF THE CLOSING”.

62 (e) Acknowledgement. Each Purchaser hereunder acknowledges (i) that the Parent’s agreement hereunder to remove any legends from the Notes, Warrants or Warrant Shares is not an affirmative statement or representation that such Notes or the Warrant Shares are freely tradable and (ii) its primary responsibilities under the Securities Act and Applicable Securities Legislation and accordingly will not sell the Notes, the Warrant Shares or any interest therein without complying with the requirements of the Securities Act and Applicable Securities Legislation. 10.1511.15 Exculpation among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Borrowers and their respective officers and directors in their capacities as such, in making its investment or decision to invest in the Borrowers. Each Purchaser agrees that no other Purchaser, nor the controlling persons, officers, directors, partners, agents, stockholders or employees of any other Purchaser, will be liable for any action heretofore or hereafter taken or not taken by any of them in connection with the purchase and sale of the Notes. 10.1611.16 Survival. This Agreement, amongst other things, sets out obligations of the Loan Parties in addition to any obligations that may be set out in the Notes, AP Notes or other Loan Documents from time to time. Such obligations are not superseded or replaced by the Notes, AP Notes or any amendment to the Notes or AP Notes, as applicable, and all obligations set out in this Agreement are intended to survive the entering into of the Notes and AP Notes. 10.1711.17 Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Agreement and the Notes and any agreements executed in connection herewith or therewith. 10.1811.18 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE NOTES, THE AP NOTES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. 10.1911.19 Confidentiality. Purchasers and Noteholder Representative shall hold all non-public information regarding the Borrowers or the Parent obtained by

63 Purchasers and Noteholder Representative pursuant hereto in accordance with Purchasers’ or Noteholder Representative’s, as applicable, customary procedures for handling information of such nature, except that disclosure of such information may be made (i) to Purchasers’ and Noteholder Representative’s agents, employees, subsidiaries, Affiliates, attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services, (ii) by Purchasers or Noteholder Representative as required by law, subpoena, judicial order or similar order and in connection with any litigation, investigation or proceeding, and (iii) by Purchasers or Noteholder Representative as may be required in connection with the examination, audit or similar investigation of such Person. The obligations of Purchasers under this Section shall supersede and replace the obligations of Purchasers under any confidentiality agreement in respect of this transaction executed and delivered by Purchasers prior to the date hereof. For greater certainty and notwithstanding any other term of this Agreement, the Purchasers and the Noteholder Representative may freely share information regarding the Borrowers or the Parent or any Subsidiary among each other. [SIGNATURE PAGES FOLLOW]

[Signature Page to Junior Secured Note Purchase Agreement] IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above. TILT HOLDINGS INC., a British Columbia corporation By________________________ Name: Title: Address: Email Address: JIMMY JANG, L.P., a Delaware limited partnership By________________________ Name: Title: Address: Email Address: BAKER TECHNOLOGIES, INC., a Delaware corporation By________________________ Name: Title: Address:

[Signature Page to Junior Secured Note Purchase Agreement] Email Address: COMMONWEALTH ALTERNATIVE CARE, INC., a Massachusetts corporation By________________________ Name: Title: Address: Email Address: JUPITER RESEARCH, LLC, an Arizona limited liability company, by its Managing Member, BAKER TECHNOLOGIES, INC., a Delaware corporation By____________________ Name: Title: PARENT: TILT HOLDINGS INC., a British Columbia corporation By: Name: Title: Address: Email Address: BORROWERS: JIMMY JANG, L.P., a Delaware limited partnership

[Signature Page to Junior Secured Note Purchase Agreement] By: Name: Title: Address: Email Address: BAKER TECHNOLOGIES, INC., a Delaware corporation By: Name: Title: Address: Email Address: COMMONWEALTH ALTERNATIVE CARE, INC., a Massachusetts corporation By: Name: Title: Address: Email Address: JUPITER RESEARCH, LLC, an Arizona limited liability company By: JIMMY JANG, L.P., a Delaware limited

[Signature Page to Junior Secured Note Purchase Agreement] partnership, its Managing Member By: Name: Title: Address: Email Address:

[Signature Page to Junior Secured Note Purchase Agreement] NOTEHOLDER REPRESENTATIVE: ________________________ Jordan Geotas

[Signature Page to Junior Secured Note Purchase Agreement] IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above. If an individual: ___________________________ Name: Address: Email Address: If an entity: [PARTY NAME] By_________________________ Name: Title: Address: Email Address:

[Signature Page to Junior Secured Note Purchase Agreement] JORDAN GEOTAS

SCHEDULE 1 SCHEDULE OF PURCHASERS Purchaser Commitment Mak OneMAK ONE, LLLP $17,909,100$18,810,000.00 RHC 3, LLLP $6,331,500650,000.00 Deyong WangDEYONG WANG $7,236600,000.00 Daniel SantyCALLISTO COLLABORATIONS, LLC $1,447,200520,000.00 Jordan GeotasJORDAN GEOTAS $1,809900,000.00 Callisto Collaborations, LLCDANIEL SANTY $1,447,200520,000.00 TOTAL $36,18038,000,000.00

SCHEDULE 2 SCHEDULE OF AP NOTEHOLDERS Noteholder Commitment MAK ONE, LLLP $4,088,791.58 RHC 3, LLLP $1,445,532.38 DEYONG WANG $1,652,037.00 CALLISTO COLLABORATIONS, LLC $330,407.40 JORDAN GEOTAS $413,009.25 DANIEL SANTY $330,407.40 TOTAL $8,260,185.00

EXHIBIT A Form of Secured Note FORM OF AMENDED AND RESTATED PROMISSORY NOTE (Please see attached)

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAW OF ANY FOREIGN JURISDICTION OR ANY STATE WITHIN THE UNITED STATES. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR SUCH FOREIGN OR STATE SECURITIES LAW OR UNLESS THE PARENT HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE PARENT AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DATE OF THE CLOSING. THE INDEBTEDNESS EVIDENCED HEREBY IS SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF NOVEMBER 1, 2019 AMONG JIMMY JANG, L.P., A DELAWARE LIMITED PARTNERSHIP, BAKER TECHNOLOGIES, INC., A DELAWARE CORPORATION, COMMONWEALTH ALTERNATIVE CARE, INC., A MASSACHUSETTS CORPORATION, JUPITER RESEARCH, LLC, AN ARIZONA LIMITED LIABILITY COMPANY, THE SUBORDINATED CREDITORS PARTY THERETO, NR 1, LLC, AS NOTEHOLDER REPRESENTATIVE PURSUANT TO THE SENIOR PURCHASE AGREEMENT (AS DEFINED IN THE SUBORDINATION AGREEMENT), AND THE OTHER PERSONS PARTY THERETO, TO THE HOLDERS OF THE SENIOR INDEBTEDNESS (AS DEFINED IN THE SUBORDINATION AGREEMENT); AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT. JUNIOR PROMISSORY NOTE AMENDED AND RESTATED PROMISSORY NOTE No. [] Date of Issuance US$[PRINCIPAL AMOUNT] [DATE], 20192023 FOR VALUE RECEIVED, JIMMY JANG, L.P., a Delaware limited partnership; and BAKER TECHNOLOGIES, INC., a Delaware corporation,; JUPITER RESEARCH, LLC.,, an Arizona limited liability company,; and COMMONWEALTH ALTERNATIVE CARE, INC., a Massachusetts corporation, together, joint (collectively, jointly and severally, with their respective successors and assigns, the “Company”), hereby promises to pay to the order of [PURCHASER NAME] (the “Holder”), the principal sum of US$[PRINCIPAL AMOUNT], together with interest thereon from the date of this Note (the “Effective Date”). The principal and accrued and unpaid interest of this Note will be due and payable by the Company on the Maturity Date.

This Note is one of a series of Notes issued pursuant to that certain Junior Secured Note Purchase Agreement, dated November 1, 2019, by and among the Company, the Holder and the other parties thereto (, as amended by that certain First Amendment to Secured Note Purchase Agreement (collectively, as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), and capitalized terms not defined herein will have the meanings set forth in the Purchase Agreement. All rights and obligations under this Note are governed by the Purchase Agreement. 1. Interest. Interest will accrue daily at a rate equal to eight percent (8%) per annumInterest; Interest Payment. Interest will accrue daily at the per annum rate set forth in the table immediately below for the applicable year. As used in the table, “Year 1” commences on the Effective Date and ends on the day immediately preceding the first Effective Date anniversary, and each subsequent “Year” commences on the Effective Date anniversary following the end of the prior year. Year Interest Rate Year 1 The greater of (a) 16% and (b) the Prime Rate plus 8.5% (the “Initial Interest Rate”). As used herein, “Prime Rate” means the rate of interest most recently publicly announced in the Western Edition of The Wall Street Journal as the “prime rate”. The Initial Interest Rate will be set, for each monthly payment period, based on the Prime Rate determined by Noteholder Representative announced two Business Days prior to such monthly payment period (and such rate, if higher than the designated fixed rate, shall be the rate applied for such period). Any determination of such rate, and the calculations of interest hereunder, shall be made by Noteholder Representative and such determination shall be conclusive absent manifest error. Year 2 The Initial Interest Rate; provided, however, that if the aggregate outstanding principal amount of the Notes on the day immediately preceding the first Effective Date anniversary is greater than $30,000,000, then interest will accrue daily at the Initial Interest Rate plus 1.0% (the applicable rate in Year 2, the “Year 2 Interest Rate”). Year 3 The Year 2 Interest Rate; provided, however, that if the aggregate outstanding principal amount of the Notes on the day immediately preceding the second Effective Date anniversary is greater than

$22,000,000, then interest will accrue daily at the sum of the Year 2 Interest Rate plus 1.0% (the applicable rate in Year 3, the “Year 3 Interest Rate”, and together with the Initial Interest Rate and the Year 2 Interest Rate, the “Applicable Interest Rate”). All interest hereunder shall be calculated by the Noteholder Representative on the basis of a three hundred sixty (360) day year for the actual number of days elapsed (the “Applicable Interest Rate”) and shall compound quarterly. monthly. Interest only on the unpaid principal balance of this Note shall be due and payable in arrears on the first day of each calendar quartermonth after the Effective Date (each such date, an “Interest Payment Date”), with all outstanding principal and accrued and unpaid interest due and payable on the Maturity Date; provided, however, that if an Interest Payment Date is not a Business Day, the Company shall pay interest on the next Business Day following such Interest Payment Date. 2. Default Interest. During the continuance of an Event of Default, interest will accrue at a rate equal to the Applicable Interest Rate plus eight percent (8%) per annum. (“Default Interest”) . 3. Payment. Subject to the Subordination Agreement, allPrincipal Payments. a. Commencing on February 15, 2024, and continuing on the 15th day of each February thereafter until the Maturity Date, the Company shall make an annual payment equal to the Pro Rata Principal Payment Amount (as defined below). b. On the first Business Day of each calendar year, commencing with calendar year 2024, Company shall make a payment of principal equal to the Pro Rata Unrestricted Cash Amount (as defined below), if any. c. For purposes hereof, i. “Pro Rata Principal Payment Amount” means the Pro Rata Portion multiplied by $5,000,000. ii. “Pro Rata Unrestricted Cash Amount” means, as of December 31st of the prior calendar year, the product of (A) 50% of the excess of (x) the Company’s Unrestricted Cash over (y) $10,000,000 multiplied by (B) the Pro Rata Portion. iii. “Pro Rata Portion” means, as of any determination date, the (A) the principal of this Note then outstanding divided by (B) the sum of the principal then outstanding on all Notes issued pursuant to the Purchase Agreement.

iv. “Unrestricted Cash” means cash and cash equivalents that are available to a Loan Party and are not held in any escrow account, subject to any reserve or otherwise subject to any restriction on their availability to such Loan Party. 3.4.Payment. All payments will be made in lawful money of the United States of America at the principal office of the CompanyHolder, or at such other place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to fees payable to the Purchasers (if any) then due and payable, then to reimbursement and indemnity obligations to the Noteholder Representative and the Purchasers (if any, and on a pro rata basis) then due and payable, then to fee obligations of the Noteholder Representative then due and payable, then to accrued interest due and payable, with any remainder applied to principal. 5. Security. Subject to the Subordination Agreement, thisLate Fee. If any payment of interest and/or principal under this Note is not received by the Holder hereof on the date such payment was due, regardless of any notice and cure periods, then in addition to the remedies conferred upon the Holder hereof as set forth in the Purchase Agreement, a late charge equal to the product of (A) $40,000 multiplied by (B) the Pro Rata Portion will be added to the delinquent amount. Provided no Default or Event of Default is continuing, upon payment in full of all other outstanding charges, costs, fees, and expenses that Company may owe as a result of a late payment, including any Default Interest, any late fees actually paid will be credited against the other Obligations in the order set forth in Section 4. 4.6.Security. This Note is a secured obligation of the Company and the Subsidiaries as more fully set forth in the Security Agreements. The Obligations under this Note are guaranteed by the Guarantors pursuant to the Guarantees. 5.7.Taxes. Any and all payments by the Company (or any payment by a Guarantor) under this Note shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable Laws. If the Holder shall be required to deduct or withhold any Taxes from or in respect of any amount payable under this Note, then the Holder shall make such deduction or withholding and shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws. Any amount deducted or withheld by Holder shall be considered for purposes of this Note to have been paid to the Holder and neither the Company nor the Parent shall have any obligation to pay any additional amounts in respect of amounts so deducted or withheld. 6.8.Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice among the Company and the Holder will be governed by the terms of the Purchase Agreement. 7.9.Purchase Agreement: This Note is issued in connection with the Purchase Agreement which contains additional terms relevant to the administration of the Notes, the obligations of the BorrowersCompany (amongst others) and the rights of the Holder.

~~8.~~10. Successors and Assigns. This Note applies to, inures to the benefit of, and binds the respective successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Noteholder Representative. Any transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee. The Holder and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Purchasers (or their respective successors or assigns). No transfer or assignment of the Note is effective unless and until the transferee or assignee executes and delivers to the Noteholder Representative counterpart signature pages to the Purchase Agreement. The assignee or transferee of the Note shall execute any other agreements or documents reasonably required by the Noteholder Representative or the ~~Borrowers~~Company.

~~9.~~11. Officers and Directors not Liable. In no event will any officer or director of the Company or the Parent be liable for any amounts due and payable pursuant to this Note.

~~10.~~12. Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holder as a payment of principal.

~~11.~~13. Choice of Law. This Note will be governed by and construed in accordance with the internal laws of the ~~Commonwealth~~State of ~~Massachusetts~~Arizona, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the ~~Commonwealth~~State of ~~Massachusetts~~Arizona.

~~12.~~14. Approval. The Company hereby represents that its general partner or board of directors (as applicable), and the Parent's board of directors, in the exercise of their fiduciary duties, has approved the Company's execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company's financing objectives and financial situation. In addition, the Company hereby represents that it shall use the principal of this Note in accordance with the Purchase Agreement.

15. Amendment and Restatement. This Note constitutes an amendment and restatement of that certain Junior Promissory Note dated November 1, 2019 by the Company in favor of Holder, in the original maximum principal amount of [$__________] (the "**Original Note**") to the extent that the obligations covered by the Original Note constitute a single, ongoing obligation of the Company. This Note replaces but does not discharge the Original Note and does not constitute a novation.

16. Canada Interest Act.

a. If, notwithstanding the parties’ express choice of law under Section 13, the laws of Canada were applied to this Note, then for purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Note is calculated using a rate based on a year of 360 days or 365 days (or such other period that is less than a calendar year), as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days (or such other period that is less than a calendar year), as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365 (or such other period that is less than a calendar year), as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Note, and (iii) the rates of interest stipulated in this Note are intended to be nominal rates and not effective rates or yields. b. If any provision of this Note or of any of the other Loan Documents would obligate a Loan Party to make any payment of interest or other amount payable to any Purchaser or the Noteholder Representative in an amount or calculated at a rate which would be prohibited by applicable Law or would result in a receipt by such Purchaser or Noteholder Representative of interest at a criminal rate pursuant to applicable Law then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable Law or so result in a receipt by such Purchaser or Noteholder Representative of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: firstly, by reducing the amount or rate of interest required to be paid to such Purchaser or Noteholder Representative under the applicable Loan Document, and thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Purchaser or Noteholder Representative which would constitute “interest” for purposes of such applicable Law. 17. Judgment Currency. a. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to a Purchaser in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Purchaser could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable Law, on the day on which the judgment is paid or satisfied. b. The obligations of any Loan Party in respect of any sum due in the Original Currency from it to any Purchaser or the Noteholder Representative under any of the Loan Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the applicable Purchaser or Noteholder Representative of any sum adjudged to be so due in the Other Currency, the Purchaser or Noteholder Representative, as applicable, may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such

Purchaser or Noteholder Representative in the Original Currency, each of the Companies hereby acknowledge and agree, on their own behalf and on behalf of each other Loan Party, as a separate obligation and notwithstanding the judgment, to indemnify such Purchaser or Noteholder Representative, as applicable, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to such Purchaser or Noteholder Representative in the Original Currency, the applicable Purchaser or Noteholder Representative shall remit such excess to the Company. [Signatures on Following Page]

IN WITNESS WHEREOF, the Company hereto has executed this Note as of the date set forth above. JIMMY JANG, L.P., a Delaware limited partnership By________________________ By: JIMMY JANG HOLDINGS INC., a British Columbia corporation, its general partner By:_____________________________ Name: Gary F. Santo, Jr. Title: President Address: Email Address: 2801 E CAMELBACK RD, SUITE 180, PHOENIX, AZ, 85016 Attn: Legal Department Email: [***] BAKER TECHNOLOGIES, INC., a Delaware corporation By________________________ By: _____________________________ Name: Gary F. Santo, Jr. Title: President Address: Email Address:

2801 E CAMELBACK RD, SUITE 180, PHOENIX, AZ, 85016 Attn: Legal Department Email: [***] JUPITER RESEARCH, LLC, an Arizona limited liability company By________________________ By: _____________________________ Name: Gary F. Santo, Jr. Title: Chief Executive Officer Address: Email Address: 2801 E CAMELBACK RD, SUITE 180, PHOENIX, AZ, 85016 Attn: Legal Department Email: [***] COMMONWEALTH ALTERNATIVE CARE, INC., a Massachusetts corporation By________________________

By: _____________________________ Name: Gary F. Santo, Jr. Title: President Address: Email Address: 2801 E CAMELBACK RD, SUITE 180, PHOENIX, AZ, 85016 Attn: Legal Department Email: [***] Acknowledged and Agreed to: TILT HOLDINGS INC., a British Columbia corporation By________________________ By: _____________________________ Name: Gary F. Santo, Jr.

Title: Chief Executive Officer Address: 2801 E CAMELBACK RD, SUITE 180, PHOENIX, AZ, 85016 Attn: Legal Department Email Address:[***]

EXHIBIT B FORM OF AP NOTE (Please see attached)

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAW OF ANY FOREIGN JURISDICTION OR ANY STATE WITHIN THE UNITED STATES. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR SUCH FOREIGN OR STATE SECURITIES LAW OR UNLESS THE PARENT HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE PARENT AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. PROMISSORY NOTE (AP NOTE) No. [] Date of Issuance US$[PRINCIPAL AMOUNT] [DATE], 2023 FOR VALUE RECEIVED, JIMMY JANG, L.P., a Delaware limited partnership; and BAKER TECHNOLOGIES, INC., a Delaware corporation; JUPITER RESEARCH, LLC, an Arizona limited liability company; and COMMONWEALTH ALTERNATIVE CARE, INC., a Massachusetts corporation (collectively, jointly and severally, with their respective successors and assigns, the “Company”), hereby promises to pay to the order of [PURCHASER NAME] (the “Holder”), the principal sum of US$[PRINCIPAL AMOUNT], together with interest thereon from the date of this AP Note (the “Effective Date”). The principal and accrued and unpaid interest of this AP Note will be due and payable by the Company on the February ___, 2027 (the “Maturity Date”). This Promissory Note (this “AP Note”) is one of a series of “AP Notes” issued pursuant to that certain Junior Secured Note Purchase Agreement, dated November 1, 2019, by and among the Company, the Holder and the other parties thereto, as amended by that certain First Amendment to Secured Note Purchase Agreement dated February 15, 2023 (collectively, as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), and capitalized terms not defined herein will have the meanings set forth in the Purchase Agreement. All rights and obligations under this AP Note are governed by the Purchase Agreement. 18. Interest; Interest Payment. Interest will accrue daily at the per annum rate equal to the greater of (a) 16% and (b) the Prime Rate plus 8.5% (the “Interest Rate”). As used herein, “Prime Rate” means the rate interest most recently publicly announced in the Western Edition of The Wall Street Journal as the “prime rate”. The Interest Rate will be set, for each quarterly interest payment period, based on the Prime Rate determined by Noteholder Representative announced two Business Days prior to such quarterly period (and such rate, if higher than the designated fixed rate, shall be the rate applied for such period). Any determination of such rate, and the calculations of interest hereunder, shall be made by Noteholder Representative and such determination shall be conclusive absent manifest error.

All interest hereunder shall be calculated by the Noteholder Representative on the basis of a three hundred sixty (360) day year for the actual number of days elapsed and shall compound monthly. Interest only on the unpaid principal balance of this AP Note shall be due and payable in arrears on January 2, 2023, and on the first Business Day of each calendar quarter thereafter, with all outstanding principal and accrued and unpaid interest due and payable on the Maturity Date; provided, however, that if an Interest Payment Date is not a Business Day, the Company shall pay interest on the next Business Day following such Interest Payment Date. 19. Default Interest. During the continuance of an Event of Default, interest will accrue at a rate equal to the Applicable Interest Rate plus eight percent (8%) per annum. 20. Principal Payments. Principal on this AP Note will be due and payable following payment in full of the “Notes” as defined in the Purchase Agreement (the “Refinanced Notes”) as follows: a. Commencing on the 15th day of the first February to occur after the date on which the Refinanced Notes have been repaid in full (the “Refinanced Notes Repayment Date”) and continuing on the 15th day of each February thereafter until the Maturity Date (each, a “Fixed Principal Payment Date”), the Company shall make an annual payment equal to the Pro Rata Principal Payment Amount (as defined below). b. On the first Business Day of each January to occur after the Refinanced Notes Repayment Date until the Maturity Date (each, a “Variable Principal Payment Date”), the Company shall make a payment of principal equal to the Pro Rata Unrestricted Cash Amount (as defined below), if any. c. For purposes hereof, v. “Pro Rata Principal Payment Amount” means the Pro Rata Portion multiplied by an amount equal to (A) $5,000,000 minus (B) the “Pro Rata Principal Payment Amount” (as defined in the Refinanced Notes) paid by the Company in respect of the Refinanced Notes on the Refinanced Notes Repayment Date. vi. “Pro Rata Unrestricted Cash Amount” means, as of December 31st of the prior calendar year, the product of (A) 50% of the excess of (x) the Company’s Unrestricted Cash over (y) $10,000,000 (which product will be reduced by an amount equal to any “Pro Rata Unrestricted Cash Amount” (as defined in the Refinanced Notes) paid by the Company in respect of the Refinanced Notes on the Refinanced Notes Repayment Date) multiplied by (B) the Pro Rata Portion. vii. “Pro Rata Portion” means, as of any determination date, the (A) the principal of this AP Note then outstanding divided by (B) the sum of the principal then outstanding on all Notes issued pursuant to the Purchase Agreement. viii. “Unrestricted Cash” means cash and cash equivalents that are available to a Loan Party and are not held in any escrow account, subject to any reserve or otherwise subject to any restriction on their availability to such Loan Party. 21. Payment. All payments will be made in lawful money of the United States of America at the principal office of the Holder, or at such other place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to fees payable to the AP Noteholders (if any) then due and payable, then to reimbursement and indemnity obligations to the Noteholder Representative and the AP Noteholders (if any, and on a pro rata basis) then due and payable, then to fee obligations of the Noteholder Representative then due and payable, then to accrued interest due and payable, with any remainder applied to principal. 22. PIK Payments. The Company may elect to pay all or any portion of any payment of principal or interest due hereunder, other than payments due on the Maturity Date (each, a “PIK Payment”), by increasing the principal amount of this AP Note, dollar for dollar. If the Company elects to pay make a payment as a combination cash and PIK Payment, such cash and PIK Payment shall be paid on the AP Notes on a pro rata basis. If the Company elects to make a PIK Payment, the Company shall deliver a notice to the Noteholder Representative not less than three Business Days prior to the applicable payment date, which notice shall state the total amount to be paid on such payment date and the total amount of PIK Payment. The Noteholder Representative is hereby authorized to modify and amend this AP Note by notation on the attached grid, which notation shall be deemed accurate and complete absent manifest error. 23. Late Fee. If any payment of interest and/or principal under this AP Note is not received by the Holder hereof on the date such payment was due, regardless of any notice and cure periods, then in addition to the remedies conferred upon the Holder hereof as set forth in the Purchase Agreement, a late charge equal to the Pro Rata Portion of $10,000 will be added to the delinquent amount. Provided no Default or Event of Default is continuing, upon payment in full of all other outstanding charges, costs, fees, and expenses that the Company may owe as a result of a late payment, including any Default Interest, any late fees actually paid will be credited against the other Obligations in the order set forth in Section 4. 24. Security. This AP Note is a secured obligation of the Company and the Subsidiaries as more fully set forth in the Security Agreements. The Obligations under this AP Note are guaranteed by the Guarantors pursuant to the Guarantees. 25. Taxes. Any and all payments by the Company (or any payment by a Guarantor) under this AP Note shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable Laws; provided that the Holder shall have delivered to the Company an IRS Form W-9 or such other properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate of withholding. If the Holder shall be required to deduct or withhold any Taxes from or in respect of any amount payable under this AP Note, then the Holder shall make such deduction or withholding and shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws. Any amount deducted or withheld by Holder shall be considered for purposes of this AP Note to have been paid to the Holder and neither the Company nor the Parent shall have any obligation to pay any additional amounts in respect of amounts so deducted or withheld. 26. Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this AP Note, the resolution of any controversy or claim arising out of or relating to this AP Note and the provision of notice among the Company and the Holder will be governed by the terms of the Purchase Agreement. 27. Purchase Agreement: This AP Note is issued in connection with the Purchase Agreement which contains additional terms relevant to the administration of the AP Notes, the obligations of the Company (amongst others) and the rights of the Holder. 28. Successors and Assigns. This AP Note applies to, inures to the benefit of, and binds the respective successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this AP Note without the written consent of the Noteholder Representative. Any transfer of this AP Note may be effected only pursuant to the Purchase Agreement and by surrender of this AP Note to the Company and reissuance of a new note to the transferee. The Holder and any subsequent holder of this AP Note receives this AP Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other AP Noteholders (or their respective successors or assigns). No transfer or assignment of the AP Note is effective unless and until the transferee or assignee executes and delivers to the Noteholder Representative counterpart signature pages to the Purchase Agreement. The assignee or transferee of the AP Note shall execute any other agreements or documents reasonably required by the Noteholder Representative or the Company. 29. Officers and Directors not Liable. In no event will any officer or director of the Company or the Parent be liable for any amounts due and payable pursuant to this AP Note. 30. Limitation on Interest. In no event will any interest charged, collected or reserved under this AP Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this AP Note exceeds such maximum rate, then such excess sum will be credited by the Holder as a payment of principal. 31. Choice of Law. This AP Note will be governed by and construed in accordance with the internal laws of the State of Arizona, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Arizona. 32. Approval. The Company hereby represents that its general partner or board of directors (as applicable), and the Parent’s board of directors, in the exercise of their fiduciary duties, has approved the Company's execution of this AP Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company's financing objectives and financial situation. This AP Note evidences business obligations of the Company as set forth in the Purchase Agreement. 33. Canada Interest Act. a. If, notwithstanding the parties’ express choice of law under Section 14, the laws of Canada were applied to this AP Note, then for purposes of the Interest Act (Canada), (i) whenever any interest or fee under this AP Note is calculated using a rate based on a year of 360 days or 365 days (or such other period that is less than a calendar year), as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days (or such other period that is less than a calendar year), as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365 (or such other period that is less than a calendar year), as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this AP Note, and (iii) the rates of interest stipulated in this AP Note are intended to be nominal rates and not effective rates or yields. b. If any provision of this AP Note or of any of the other Loan Documents would obligate a Loan Party to make any payment of interest or other amount payable to any AP Noteholder or the Noteholder Representative in an amount or calculated at a rate which would be prohibited by applicable Law or would result in a receipt by such AP Noteholder or Noteholder Representative of interest at a criminal rate pursuant to applicable Law then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable Law or so result in a receipt by such AP Noteholder or Noteholder Representative of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: firstly, by reducing the amount or rate of interest required to be paid to such AP Noteholder or Noteholder Representative under the applicable Loan Document, and thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such AP Noteholder or Noteholder Representative which would constitute “interest” for purposes of such applicable Law. 34. Judgment Currency. a. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to an AP Noteholder in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such AP Noteholder could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable Law, on the day on which the judgment is paid or satisfied.

b. The obligations of any Loan Party in respect of any sum due in the Original Currency from it to any AP Noteholder or the Noteholder Representative under any of the Loan Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the applicable AP Noteholder or Noteholder Representative of any sum adjudged to be so due in the Other Currency, the AP Noteholder or Noteholder Representative, as applicable, may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such AP Noteholder or Noteholder Representative in the Original Currency, each of the Companies hereby acknowledge and agree, on their own behalf and on behalf of each other Loan Party, as a separate obligation and notwithstanding the judgment, to indemnify such AP Noteholder or Noteholder Representative, as applicable, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to such AP Noteholder or Noteholder Representative in the Original Currency, the applicable AP Noteholder or Noteholder Representative shall remit such excess to the Company. [Signatures on Following Page]

IN WITNESS WHEREOF, the Company hereto has executed this AP Note as of the date set forth above. JIMMY JANG, L.P., a Delaware limited partnership By: JIMMY JANG HOLDINGS INC., a British Columbia corporation, its general partner By:_____________________________ Name: Gary F. Santo, Jr. Title: President Address: 2801 E CAMELBACK RD, SUITE 180, PHOENIX, AZ, 85016 Attn: Legal Department Email: [***] BAKER TECHNOLOGIES, INC., a Delaware corporation By: _____________________________ Name: Gary F. Santo, Jr. Title: President Address: 2801 E CAMELBACK RD, SUITE 180, PHOENIX, AZ, 85016 Attn: Legal Department Email: [***]

JUPITER RESEARCH, LLC, an Arizona limited liability company By: _____________________________ Name: Gary F. Santo, Jr. Title: Chief Executive Officer Address: 2801 E CAMELBACK RD, SUITE 180, PHOENIX, AZ, 85016 Attn: Legal Department Email: [***] COMMONWEALTH ALTERNATIVE CARE, INC., a Massachusetts corporation By: _____________________________ Name: Gary F. Santo, Jr. Title: President Address: 2801 E CAMELBACK RD, SUITE 180, PHOENIX, AZ, 85016 Attn: Legal Department Email: [***]

Acknowledged and Agreed to: TILT HOLDINGS INC., a British Columbia corporation By: _____________________________ Name: Gary F. Santo, Jr. Title: Chief Executive Officer Address: 2801 E CAMELBACK RD, SUITE 180, PHOENIX, AZ, 85016 Attn: Legal Department Email: [***]

EXHIBIT C FORM OF COMPLIANCE CERTIFICATE [Omitted]